                                  DEED OF LEASE


         THIS DEED OF LEASE (this "Lease") is made as of the 8th day of May, 1998 (the "Date of Lease"), by FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company ("Landlord"), and PINNACLE REAL ESTATE TAX SERVICES, INC., a Delaware corporation ("Tenant").

         Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

                                    ARTICLE I
                             BASIC LEASE PROVISIONS

         The following terms, when used herein, shall have the meanings set forth below.

         1.1 Premises. For purposes of this Lease, the gross rentable square footage of the Premises shall be deemed to be 33,363 square feet, known as of the Date of Lease as Suite 200 and located in the Building as outlined on Exhibit A-1 attached hereto and made a part hereof. The premises are measured in accordance with the Greater Washington Commercial Association of Realtors standard method of measurement (GWCAR), based on construction plans for the Building, and the exterior walls of the Building, which have been constructed as of the date hereof, and the parties hereby stipulate to such measurement.

         1.2 Building. The building containing approximately 58,393 gross rentable square feet shown on Exhibit A-2 attached hereto and made a part hereof, and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of:

                             14026 Thunderbolt Place
                            Chantilly, Virginia 22021


         1.3 Term. Ten (10) years.

         1.4 Commencement Date. October 1, 1998, subject to adjustment as set forth in Article 4.

         1.5 Expiration Date. September 30, 2008, subject to adjustment as set forth in Article 4.

         1.6 Base Rent. $13.00 for each rentable square foot of the Premises for the first Lease Year which is equal to a total of $ 433,719.00 for the first Lease Year payable in equal monthly installments of $36,143.25. The Base Rent shall be increased annually by an amount equal to three percent (3%) of the previous Lease Year's Base Rent commencing the second Lease Year in accordance with the following schedule:

            Lease Year       Annual Base Rent          Monthly Installment
            ----------       ----------------          -------------------
                 1           $   433,719.00              $   36,143.25
                 2           $   446,730.60              $   37,227.55
                 3           $   460,132.44              $   38,344.37
                 4           $   473,936.52              $   39,494.71
                 5           $   488,154.60              $   40,679.55
                 6           $   502,799.16              $   41,899.93
                 7           $   517,883.16              $   43,156.93
                 8           $   533,419.68              $   44,451.64
                 9           $   549,422.28              $   45,785.19
                10           $   565,904.88              $   47,158.74

         1.7 Security Deposit. Not Applicable.

         1.8 Tenant's Proportionate Share of Common Area Expenses. 57.14% of the Common Area Expenses allocable to the Building which is based upon the Premises containing 33,363 gross rentable square feet of the Building containing a total of 58,393 gross rentable square feet.

         1.9 Tenant's Proportionate Share of Real Estate Taxes. 57.14% of the Real Estate Taxes allocable to the Building which is based upon the Premises containing 33,363 gross rentable square feet of the Building containing a total of 58,393 gross rentable square feet.

         1.10 Parking Space Allocation. 120 spaces, which shall be without charge, in unreserved, non-exclusive parking spaces available in the Parking Facilities, except for six (6) reserved parking spaces which shall be located in proximity to the main entrance of the Premises, as shown on Exhibit A-2.

         1.11 Permitted Use. General office and administrative use. No other purpose.

         1.12 Tenant's Trade Name. Pinnacle Real Estate Tax Services, Inc.

         1.13 Broker(s). Landlord's: The Carey Winston Company
                         Tenant's:   CB Commercial Real Estate in conjunction
                                     with Cushman Realty Corporation

         1.14 Landlord's Address.    FCP-Dulles Business Park I, L.C.
                                     c/o Crimson Partners, L.C.
                                     455 Spring Park Place
                                     Suite 100
                                     Herndon, Virginia 22070
                                     Attn:  R. Kevin Dougherty

                  With a copy to:    Mark S. Tenenbaum, Esq.
                                     Tenenbaum & Saas, P.C.
                                     4330 East-West Highway
                                     Suite 1150
                                     Bethesda, MD 20814

         1.15 Tenant's Address.

                  Before occupancy:  Pinnacle Real Estate Tax Services, Inc.
                                     395 Oyster Point, Suite 500
                                     South San Francisco, CA 94080
                                     Attn:  Donald S. Grant, V.P. Facilities

                  With a copy to:    Pinnacle Real Estate Tax Services, Inc.
                                     395 Oyster Point, Suite 500
                                     South San Francisco, CA 94080
                                     Attn:  Robert Barbarowicz, General Counsel

                  After Occupancy:   Pinnacle Real Estate Tax Services, Inc.
                                     14026 Thunderbolt Place
                                     Chantilly, Virginia 22021
                                     Attn: Gunnar Bergstrom,
                                           Executive Vice President

                  With a copy to:    Pinnacle Real Estate Tax Services, Inc.
                                     395 Oyster Point, Suite 500
                                     South San Francisco, CA 94080
                                     Attn: Donald S. Grant, V.P. Facilities

                  With a copy to:    Pinnacle Real Estate Tax Services, Inc.
                                     395 Oyster Point, Suite 500
                                     South San Francisco, CA 94080
                                     Attn: Robert Barbarowicz, General Counsel

         1.16 Guarantor and Guarantor's Address:

                                     National Insurance Group
                                     395 Oyster Point, Suite 500
                                     South San Francisco, CA 94080

                                    ARTICLE 2
                                   DEFINITIONS

         The following terms, when used herein, shall have the meanings set forth below.

         2.1 Additional Rent. As defined in Section 5.3.

         2.2 Agents. Officers, partners, directors, employees, agents, licensees, customers and invitees.

         2.3 Alterations. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior or otherwise.

         2.4 Calendar Year. A period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

         2.5 Common Area. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, exterior lighting, service drives, loading areas, pedestrian walkways, sidewalks, stairs, ramps, maintenance and utility rooms and closets, exterior utility lines, common window areas, common trash areas and Parking Facilities.

         2.6 Common Area Expenses. As defined in Section 7.2.

         2.7 Dulles Business Park: The planned office development described in that certain Declaration dated October 25, 1984 and recorded in the Clerk's Office of the Circuit Court for Fairfax County, Virginia at Deed Book 6046 at Page 218, and re-recorded in Deed Book 6877 at page 1528, as amended by instruments recorded in Deed Book 6712 at page 780, Deed Book 7028 at Page 1392 and Deed Book 7539 at Page 193 among the aforesaid land records, as the same may be improved, modified, reconfigured, expanded and/or contracted from time to time in the discretion of Landlord and its affiliates.

         2.8 Event of Default. As defined in Article 22.

         2.9 Herein, hereafter, hereunder and hereof. Under this Lease, including, without limitation, all Exhibits and any Riders.

         2.10 Including and/or includes. Including, but not limited to, and/or includes, without limitation. The term "including" and like terms used herein to identify particular items as being related to (or examples of) a descriptive term, phrase or provision shall, unless where expressly indicated to the contrary, be viewed as non-exclusive, and the identification of particular items, or use of such examples, shall not limit any other item or example which fits within the particular descriptive term, phrase or provision.

         2.11 Interest Rate. Per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus two percent (2 %), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord's sole discretion a similar publication which publishes such rates.

         2.12 Land. The piece or parcel of land described in Exhibit A-2 and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Building.

         2.13 Lease Year. Each consecutive twelve (12) month period elapsing after (i) the Commencement Date if the Commencement Date occurs on the first day of a month, or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month.

         2.14 Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

         2.15 Mortgagee. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

         2.16 Parking Facilities. All parking areas now or hereafter made available by Landlord for use by tenants of the Building, including, without limitation, open-air parking, parking decks and parking areas under or within the Building, whether reserved, non-exclusive or otherwise.

         2.17 Project. That portion of the Dulles Business Park office development which is owned from time to time by Landlord and/or its affiliates, or any portion thereof which was at one time owned by Landlord to the extent the same, after the transfer thereof by Landlord to a third party, is then maintained in common with any buildings still owned by Landlord, whether pursuant to reciprocal maintenance, easement or other agreements, or otherwise.

         2.18 Real Estate Taxes. As defined in Article 8.

         2.19 Rent. Base Rent and Additional Rent.

         2.20 Rules and Regulations. The rules and regulations set forth in Exhibit C attached hereto and made a part hereof, as the same may be amended or supplemented from time to time.

         2.21 Substantial Completion. As defined in the Work Agreement attached hereto and made a part hereof as Exhibit B.

         2.22 Substantial Part. More than fifty percent (50%) of the rentable square feet of the Premises or the Building, as the case may be.

         2.23 Work Agreement. As set forth in Exhibit B attached hereto and made a part of.

                                    ARTICLE 3
                                  THE PREMISES

         3.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Common Area. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its sole but reasonable judgment shall determine consistent with standards applicable for a first class office/flex building; provided, however such exclusive right shall not operate to prohibit Tenant from its use of the Premises for the Permitted Use. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Land.

         3.2 Landlord's Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the name of the Building, (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Building's tenants in and through the Premises, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, (iv) to control the use of the roof and exterior walls of the Building for any purpose, and (v) to modify the size and configuration of the Common Area, including the construction of temporary or permanent structures or improvements therein. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises, subject to
Article 12 of this Lease.


                                    ARTICLE 4
                                      TERM

         The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. Except as provided in Exhibit B, if Substantial Completion of the Premises has not occurred on the date set forth in Article I as the Commencement Date (other than as a result of Tenant Delays), or if Tenant uses or accepts possession of the Premises before the date set forth in Article I as the Commencement Date, then the Commencement Date shall be the earlier of
(i) the first Monday occurring after the date of Substantial Completion or (ii) the date upon which Tenant commences business operations within the Premises (exclusive of Tenant's Move-In and Early Work, as defined and described in Section 6.5 of Exhibit B). In such event, the Commencement Date shall be adjusted accordingly so that the period of the Term is not changed. If requested by Landlord, Tenant shall within fifteen (15) days of such request sign a declaration acknowledging the Commencement Date and the Expiration Date in the form attached hereto and made a part hereof as Exhibit D .

                                    ARTICLE 5
                                      RENT

         5.1 Base Rent. Tenant shall pay to Landlord the Base Rent as specified in Section 1.6.

         5.2 Payment of Base Rent. Base Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Base Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar mouth, Base Rent prorated from such date until the first day of the following month) shall be due and payable on the full execution and delivery of this Lease. Tenant shall pay the Base Rent and all

Additional Rent, by good check, made payable to Landlord or in lawful currency of the United States of America, to Landlord at 455 Spring Park Place, Suite 100, Herndon, Virginia 22070 or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

         5.3 Additional Rent. All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed "Additional Rent", and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Base Rent.

         5.4 Acceptance of Rent. If Landlord shall direct Tenant to pay Base Rent or Additional Rent to a "lockbox" or other depository whereby checks in payment of Base Rent or Additional Rent (or both, as the case may be) are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), Tenant agrees to make such payments in a timely fashion in accordance with such direction from Landlord.


                                    ARTICLE 6
                             [INTENTIONALLY DELETED]

                                    ARTICLE 7
                              COMMON AREA EXPENSES

         7.1 Tenant's Proportionate Share. Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of the Common Area Expenses. In the event that the Commencement Date or the Expiration Date are other than the first day of a Calendar Year then Tenant's Proportionate Share of the Common Area Expenses shall be adjusted to reflect the actual period of occupancy during the Calendar Year.

         7.2 Common Area Expenses Defined. As used herein, the term "Common Area Expenses" shall mean all expenses and costs of every kind and nature which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Building (which expressly includes the Land, the Building and the Common Area). To the extent the Building is part of, or continues to maintained in conjunction with, the Project, Landlord shall have the right (but not the obligation) to provide certain services contemplated herein to the Building in conjunction with one or more buildings in the Project, in which event an appropriate portion of the expenses associated therewith (based on the relative square footage of the Buildings, or, if allocation based solely on square footage would be inequitable, based on the relative benefit to each such building from such expense) shall be allocated by Landlord to the Building as Common Area Expenses hereunder. By way of example, and not of limitation, snow removal costs for the Project shall be allocated on an appropriate basis between all tenantable buildings in the Project which receive the benefit of such snow removal services under a single snow removal contract. Common Area Expenses shall include, without limitation, all reasonable costs, expenses and disbursements incurred or made in connection with the following:

         (i) Wages and salaries of all employees, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security of the Building and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

         (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building;

         (iii) All utilities, including, without limitation, electricity, telephone (including, without limitation, all costs and expenses of telephone service for the sprinkler alarm system, if any), water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to or paid by, a tenant of the building;

         (iv) All insurance purchased by Landlord or the Building's management company relating to the Building and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

         (v) All repairs to the Building (excluding repairs paid for by the proceeds of insurance irrespective of any deductibles applicable thereto, or by Tenant or other third parties other than as a part of the Common Area Expenses), including interior and exterior, and regardless of whether foreseen or unforeseen, except as provided in Section 12.1, below;

         (vi) All maintenance of the Building, including, without limitation, painting, ice and snow removal, landscaping, groundskeeping and the patching, painting and resurfacing of roads, driveways and parking lots;

         (vii) All maintenance, operation and service agreements for the Building, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the sprinkler system in the Building, if any (excluding those paid for by Tenant or any other third parties other than as a part of Common Area Expenses);

         (viii) A management fee payable to Landlord or the company or companies managing the Building, if any, not to exceed market rates for the management of similar buildings to the Building in the vicinity of the Building in Fairfax County Virginia;

         (ix) Accounting and legal fees incurred in connection with the operation and maintenance of the Building or related thereto;

         (x) Any additional services not provided to the Building at the Commencement Date but thereafter provided by Landlord as Landlord shall deem necessary or desirable in connection with the management or operation of the Building, the Land and the Common Area;

         (xi) All private assessments, whether general, special or otherwise, levied against Landlord or the Building pursuant to any declaration or other instrument affecting the Building or any part or component thereof, including without limitation that certain Declaration for the Dulles Business Park as the same may be amended from time to time in accordance with the terms thereof;

         (xii) any capital expenditures (1) incurred for the intended purpose of reducing Common Area Expenses or utility costs by an amount which, over the useful life of the item to which such capital expenditure relates, exceeds the cost of the capital expenditure incurred to produce such savings, or (2) incurred to comply with change in any governmental laws, orders, regulations or other requirements (e.g., a code-mandated life safety system) to the extent such change is enacted or effected after the Date of Lease (including any such change in laws or in the interpretation thereof which results in any loss of "grandfathering" or other exception to compliance to which Landlord is entitled under existing laws or regulations as of the Date of Lease); provided that all capital expenditures described above shall be amortized on a monthly payment basis over the actual useful life of the item in question, as reasonably determined by Landlord in accordance with generally accepted accounting principles, based on the type of the equipment replaced, together with interest at the Interest Rate (or such higher interest rate as may have been paid by Landlord on funds borrowed for the purposes of incurring such capital expenditures), and only the total monthly payments of principal and interest coming due in each applicable calendar year during the Term, as determined under such amortization schedule, shall be recoverable by Landlord under this Section in any such calendar year, and in the case of clause (1), above, shall not exceed the amount of the reduction in Common Area Expenses realized or derived as a result of such expenditure in any year during which such expenditure is being recovered under this subparagraph;


         (xiii) Subject to Section 7.3, below, all other expenses and costs reasonably necessary for operating and maintaining the Building.

         7.3 Exclusions from Common Area Expenses. Notwithstanding Section 7.2 to the contrary, the following costs and expenses shall be excluded from Common Area Costs:

         (i) Costs and expenses associated with the operation of the business of the ownership or entity which constitutes "Landlord" as distinguished from the costs of building operations, including but not limited to partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of disputes between Landlord and its property manager or between Landlord and its employees (if any) who are not engaged in Building operations, or outside fees paid in connection with disputes with other tenants (except to the extent such fees are paid in connection with the enforcement of lease covenants which will inure to the benefit of other tenants of the Property);

         (ii) Costs incurred in connection with the original design and construction of the Building;

         (iii) Costs of alterations or improvements of the Premises or the premises of other tenants, except to the extent required by applicable law or reasonably incurred to reduce Common Area Expenses;

         (iv) Depreciation, interest and principal payments on mortgages and other debt costs, if any, (exclusive of any portions paid for real estate taxes, insurance or other expenses which are properly included in Common Area Expenses), except as expressly contemplated in Section 7.2(xii), above, with respect to the amortization of and the interest factor attributable to the cost of certain capital expenses permitted to be included as Common Area Expenses;

         (v) Costs of correcting defects in the design or construction of the Building or the materials used in the construction of the Building or the equipment or appurtenances thereto;

         (vi) Additional incremental expenses directly resulting from the negligence of Landlord or Landlord's Agents;

         (vii) Legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

         (viii) The portion of any cost or expense which is reimbursed to Landlord by Landlord's insurance carrier or any tenant's insurance carrier;

         (ix) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

         (x) The expense of providing a level of service to any other tenant of the Building which materially exceeds the level of service provided to Tenant without additional charge, to the extent of such excess;

         (xi) The portion of any wages of any employee which is attributable to hours not devoted to the Property;

         (xii) Fines, penalties and (except as otherwise permitted herein) interest;

         (xiii) Amounts paid as ground rental by Landlord (exclusive of any portions paid for real estate taxes, insurance or other expenses which are properly included in Common Area Expenses);

         (xiv) Any operating costs to provide services which are solely for the benefit of retail tenants;

         (xv) Any recalculation of, or additional, Common Area Expenses actually incurred more than one year prior to the year in which Landlord proposes that such costs be included, except as permitted pursuant to Section 7.2 (xii), above;

         (xvi) Capital expenditures, except as provided for in Section 7.2(xii), above;

         (xvii) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is entitled to reimbursement for such costs (other than through reimbursements of tenants' share of Common Area Expenses;

         (xviii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building, or incurred in renovating, decorating, or redecorating vacant space for tenants or other occupants of the Building;

         (xix) The portion of any fee (including management fees), charge or expense which exceeds by more than a de minimis amount the market rates for goods and services provided in exchange therefor, for properties similar to and located in the same general vicinity as the Property (including overhead, profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building, to the extent the same exceeds by more than a de minimis amount the costs of such services rendered by reputable unaffiliated third parties supplying such services or items to properties similar to and located in the same general vicinity as the Property );

         (xx) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building;

         (xxi) Rental expenses incurred to lease air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature which, if purchased rather than leased, would not be included in Common Area Expenses pursuant to Paragraph 7.2(xii) and 7.3(xvi), above;

         (xxii) Electric power costs for which any Tenant directly contracts with the local public service company; and

         (xxiii) Any mark-up on utilities provided by Landlord.

It is understood that Common Area Expenses will be reduced by all trade and quantity discounts received by Landlord or Landlord's managing agent in the purchase of goods, utilities or services in connection with the operation of the Building. In calculating Common Area Expenses hereunder, no individual expenditure will be charged more than once. Landlord agrees to use commercially reasonable efforts to effect an equitable apportionment of bills for services rendered to the Building and any other property owned by Landlord. Landlord agrees to keep books and records showing Common Area expenses in accordance with a system of accounts and accounting practices which are consistently applied.


         7.4 Estimated Payments. Landlord shall submit to Tenant, before the beginning of each Calendar Year, a statement of Landlord's estimate of the Common Area Expenses payable by Tenant during such Calendar Year. In addition to the Base Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) the estimated Common Area Expenses payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Common Area Expenses or other reasons, Landlord's estimate of the Common Area Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Common Area Expenses due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

         7.5 Actual Common Area Expenses. Within one hundred twenty (120) days after the end of each Calendar Year, Landlord shall submit a statement to Tenant showing the actual Common Area Expenses for such Calendar Year and Tenant's Proportionate Share of the amount of such Common Area Expenses. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the actual Common Area Expenses for such Calendar Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Common Area Expenses. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the actual Common Area Expenses for such Calendar Year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Common Area Expenses shall survive the expiration or termination of this Lease.

         7.6 Tenant's Right to Audit. Tenant and its authorized representative shall, upon reasonable prior written notice, have the right at its sole expense (except as provided below) to examine, inspect and copy the records of Landlord regarding each statement of Common Area Expenses and Taxes within sixty (60) days after receipt of such statement, in order to determine whether to proceed with an audit thereof. In the event Tenant shall dispute the amount set forth in Landlord's statement of actual Common Area Expenses, Tenant shall have the right, not later than one hundred twenty (120) days following receipt of such statement, to cause Landlord's books and records with respect to the preceding Calendar Year to be audited by an independent Certified Public Accountant mutually acceptable to Landlord and Tenant. Such audit shall occur upon not less than five (5) days prior written notice to Landlord, at Landlord's place of business or the actual location of Landlord's books and records if different from Landlord's place of business, during Landlord's normal business hours. The amounts payable under this Section by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of five percent (5%) of the payments previously made by Tenant for such Calendar Year, the reasonable cost of such audit shall be borne by Landlord and shall not be considered as a Common Area Expense for purposes of this Lease; otherwise, the cost of such audit shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Section within one hundred twenty (120) days after receipt of Landlord's statement of actual Common Area Expenses, such statement shall be conclusively binding upon Landlord and Tenant.

                                    ARTICLE 8
                                      TAXES

         8.1 Generally. Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of Real Estate Taxes, In the event the Commencement Date or the Expiration Date are other than the first (1st) day of a Calendar Year, the Tenant's Proportionate Share of the Real Estate Taxes shall be adjusted to reflect the actual period of occupancy during the Calendar Year. "Real Estate Taxes" shall mean all taxes and assessments, including but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building and the Land and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes, including, without limitation, road improvement assessments, special tax district assessments, special use area assessments and school district assessments, provided that Taxes shall not include any special assessments for off-site improvements hereafter incurred by Landlord if such assessments are negotiated by Landlord in exchange for development rights or zoning or other governmental approvals for the benefit of properties other than the Property, or which do not directly benefit the Property (it being agreed, however, that assessments made by any special tax district, special use area and school district, to the extent such assessment district was created with respect to multiple properties that include properties not owned by Landlord, as opposed to being created by Landlord in order to indirectly fund improvements or zoning rights that benefit properties owned by Landlord other than the Property, such as assessments made as part of the Route 28 taxing district, shall be included within the definition of Real Estate Taxes). If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If, as a result of any such challenge, a tax refund is made to Landlord, then the amount of such refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received. Landlord shall charge Tenant for its Proportionate Share of Real Estate Taxes in accordance with the procedures established under Sections 7.4 and 7.5 for payment of Common Area Expenses.

         8.2 Cap on Taxes and Common Expenses for Calendar Year 1998. Notwithstanding Sections 7.5 and 8.1, above, to the contrary, the aggregate amount of Taxes and Common Area Expenses charged by Landlord to Tenant during the first full Lease Year shall not exceed an annualized amount equal to $70,062.30 (which is the product obtained by multiplying $2.10 per annum times the 33,363 square foot rentable area of the Premises). The foregoing cap shall not be effective after the first Lease Year.

                                    ARTICLE 9
                                     PARKING

         9.1 Parking Spaces. During the Term, Tenant shall have the right to use the Parking Space Allocation for its employees, agents, business guests and invitees. Tenant's Parking Space Allocation shall consist of unreserved and non-exclusive parking spaces available in the Parking Facilities, except for six
(6) reserved parking spaces which shall be located in proximity to the main entrance of the Premises, as shown on Exhibit A-2. Tenant shall not overburden the Parking Facilities, and any usage in excess of the Parking Space Allocation may, at Landlord's election, be deemed to overburden the Parking Facilities.

         9.2 Changes to Parking Facilities. Landlord shall have the right, from time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the Purpose of the definition of Common Area Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide alternative Parking Facilities.

                                   ARTICLE 10
                                       USE

         Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the

Commonwealth of Virginia and any other public or quasi-public federal, state or local authority having jurisdiction over the Premises, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building.

                                   ARTICLE 11
                            ASSIGNMENT AND SUBLETTING

         11.1 Consent. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if, at the time receives Tenant's Proposal Notice (defined below), an Event of Default is then continuing under this Lease. Tenant must request Landlord's consent to such assignment or sublease in writing at least thirty
(30) days prior to the commencement date of the proposed sublease or assignment, which written request (a "Proposal Notice") must include (a) the name and address of the proposed assignee or subtenant, (b) the nature and character of the business of the proposed assignee or subtenant, (c) financial information (including financial statements) of the proposed assignee or subtenant, and (d) a copy of the proposed sublease or assignment agreement. Tenant shall also provide any additional information Landlord reasonably requests regarding such proposed assignment or subletting. For purposes of the foregoing prohibitions, but subject to the permissive rights provided for under Section 11.3, below, a transfer at any one time or in a series of "step transactions" of more than fifty percent (50%) of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Date of Lease shall be deemed to be an assignment of this Lease. If Landlord consents to the proposed assignment or subletting, the initial Tenant and any Guarantor shall remain liable under this Lease. Any assignment, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums. In addition, with respect to any sublease or assignment by Tenant, Tenant hereby assigns and agrees to pay to Landlord one-half (1/2) of the amount by which the subrent or other consideration directly or indirectly received by Tenant with respect to the applicable space from any subtenant or assignee exceeds the Rent allocable thereto, calculated after subtracting the amount of all out-of-pocket expenses paid by Tenant directly in connection with such sublease or assignment (including as legal expenses and leasing commissions arising out of the sublease, subleasehold improvements costs, etc.).

       11.2 Affiliated Entity; Sale of Business. Notwithstanding Section 11.1 to the contrary, but provided (a) an Event of Default shall not then be continuing under this Lease, (b) such transfer is not effectuated as part of a transaction or series of transfers orchestrated in order to effect a transfer of this Lease (or Tenant's interest herein) in isolation to Tenant's other leasehold interests and assets, (c) the creditworthiness of Tenant is not diminished thereby, and (d) both Tenant and the assignee or sublessee (as the case may be) remain fully liable for the obligations of Tenant under this Lease, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublet the Premises to (i) any wholly owned subsidiary of Tenant or to any parent corporation of Tenant, or (ii) any affiliate or entity otherwise under common control with Tenant or any affiliate or entity under common control with a parent or subsidiary of Tenant, control being understood to mean ownership of more than 50% of the beneficial interests of an entity together with the exclusive right to exercise voting control over the management and operation of the entity in question, or (iii) any entity which acquires all or substantially all of the assets or stock of Tenant, by merger, consolidation, acquisition or other business reorganization. An "affiliate" shall mean any corporations or other business entities which control, are controlled by, or are under common control with the entity in question, as the term control is defined above. Tenant shall give Landlord written notice of any such sublease or assignment promptly after the same is effectuated. Any provision of the foregoing sections of this Article 11 to the contrary notwithstanding, Landlord agrees that the offer and sale by Tenant (or any stockholder of Tenant) of any stock pursuant to an effective registration statement filed pursuant to the Securities Act of 1933 (including any initial public offering of registered stock of the Tenant) shall not constitute an assignment of this Lease, and shall not require the consent or approval of Landlord. The initial Tenant and any transferee pursuant to a sublease, assignment or transfer made in accordance with this Section 11.2 shall be jointly and severally liable for the obligations of "Tenant" under the Lease from and after the date of such sublease, assignment and/or transfer, including the obligation to comply with the provisions of this Article 11 with regard to any subsequent sublease, assignment or transfer.

                                   ARTICLE 12
                             MAINTENANCE AND REPAIR

         12.1 Landlord's Obligations. As long as no Event of Default by Tenant has occurred and is continuing, Landlord shall, at its expense, maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used in this Section shall include windows, glass and doors which are part of the exterior walls of the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs, and after such notice, Landlord shall have a reasonable opportunity to repair or cure such defect, provided in the event of a bona fide emergency involving an imminent risk of death or injury to persons or material damage to property (an "Emergency"), and provided (i) such action will not interfere with the other occupants of the Building or the use of their respective premises or jeopardize their health, safety or welfare, and (ii) Landlord has not already commenced curative action, Tenant shall be empowered to undertake immediate repairs of such nature as would be Landlord's responsibility and in such event, Tenant shall notify Landlord promptly after such repairs have been undertaken. If Landlord fails to proceed to repair or maintain the Premises with reasonable diligence and within the reasonable time period referenced above, or if Tenant undertakes Emergency repairs as above stated and such Emergency was not brought about by the negligence or willful misconduct of Tenant or Tenant's Agents, then Tenant may, in addition to any other remedies Tenant may have at law or in equity, perform such repairs or maintenance and charge Landlord for the reasonable and actual cost thereof (which charge (A) shall be communicated by formal written notice accompanied by all invoices and other documentation evidencing the need for and scope of such repairs, and if applicable, the basis for Tenant's determination that an Emergency existed, and (B) shall, solely to the extent it arises in the context of an Emergency , and not as a result of Landlord's failure to proceed with the repair with due diligence and within the fifteen (15) business day period provided herein, be included within Common Area Expenses under this Lease to the extent the same is in fact reimbursed by Landlord and would have been included as a Common Area Expense had the same been performed by Landlord pursuant hereto). Landlord shall either reimburse to Tenant the amount so requested by Tenant, or dispute in writing Tenant's right to have undertaken the repair(s) in question, or the reasonableness of the costs incurred by Tenant in undertaking such repair(s) (by written notice delivered to Tenant), within thirty (30) days after receipt of Tenant's invoice and documentation justifying Tenant's expenditure of such amount; and if Landlord fails to deliver either a notice of dispute or the required payment within such thirty (30) day period, Tenant shall thereafter have the right to deduct the amount reflected within such invoice from the next payments of Base Rent and Additional Rent becoming due hereunder. To the extent Landlord only disputes a portion of Tenant's invoice, Landlord shall indicate same in its notice of dispute and shall pay the undisputed portion within such thirty (30) day period. If disputed by Landlord in a timely fashion,

Tenant shall have no right of offset until after receiving a final, non-appealable judgment in its favor with respect to such claim provided such final non-appealable judgment remains unpaid for a period of thirty (30) days. Tenant shall immediately give Landlord written notice of any defect or need for repairs. After such notice, Landlord shall have a reasonable opportunity to repair or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

         12.2 Tenant's Obligations. Subject to Article 21 of this Lease, Tenant shall, at its own expense, maintain all parts of the Premises (except those for which Landlord is either expressly responsible or elects to undertake pursuant to Section 12.1 or 12.3 of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, any special office entry, interior walls and finish work, floors and floor covering, interior downspouts, interior lighting and interior electric systems, HVAC systems (including fixtures and equipment), plumbing work and fixtures, termite and pest extermination, and regular removal of trash and debris (unless undertaken by Landlord). Tenant shall, at its own expense, keep the sidewalks in front of the Premises free from obstructions of any and all nature, keep the Premises in a clean and sanitary condition, maintain suitable receptacles within the Premises for trash and refuse, and promptly remove from the Premises all accumulations of trash and refuse. In order to fulfill the immediately foregoing obligations, Tenant shall, at its expense, enter into a contract for janitorial and/or char service with a contractor reasonably acceptable to Landlord. Unless otherwise provided for by Landlord, Tenant shall, at its expense, enter into a regularly scheduled preventive maintenance/service contract for all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor, the contract and the maintenance schedule must be given prior approval in writing by Landlord. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Without the prior written consent of the Landlord, Tenant shall not have access to the roof of the Building for any purpose whatsoever except as provided in
Section 29.2, below.

         12.3 Landlord's Right to Maintain or Repair. If, within fifteen (15) business days following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, and upon written notice to Tenant of its intention to do so (except in cases of Emergency, in which event Landlord shall be empowered, but not obligated, to act immediately to the extent necessary to avoid or minimize the risk of death or injury to persons or material damage to Property), Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

         12.4 Compliance with Laws. Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises or with respect to the repair, maintenance and replacement of the Premises (hereinafter, "Applicable Laws"). Notwithstanding the foregoing, Landlord (at its sole expense except as provided in Article 7, above) and not Tenant, shall be required to (i) perform any modifications required by Applicable Laws to the Building Shell (i.e., structural components, the exterior cladding or perimeter glass) or Building systems (excluding Tenant's modifications thereto), and (ii) cure any non-compliance of the Premises existing as of the Commencement Date with regard to Applicable Laws in effect as of the Commencement Date, including building and fire/life safety codes, except to the extent such modifications or curative actions are required as a result of (i) Tenant's requirements for the Tenant Improvements constructed pursuant to Exhibit B, (ii) any Alterations performed by or at the request of Tenant, (iii) Tenant's particular use of the Premises to the extent the same is not general office use, (iv) any special equipment installed by Tenant within the Premises, or (v) any other acts or omissions of Tenant or Tenant's Agents.

                                   ARTICLE 13
                        INITIAL CONSTRUCTION; ALTERATIONS

         13.1 Initial Construction. Landlord and Tenant agree that the construction of the Tenant Improvements (as defined in Exhibit B attached hereto and made a part hereof) and other initial construction with respect to the Premises shall be performed in accordance with Exhibit B.

         13.2 Alterations. Tenant shall not make or permit any Alterations without the prior written consent of Landlord, other than minor interior cosmetic Alterations which do not involve the issuance of a building permit and which do not affect the exterior of, or any structural elements or mechanical, electrical, plumbing and HVAC systems within, the Building. Landlord may impose any reasonable conditions to its consent, including, without limitation, (i) delivery to Landlord of written or unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, and (iii) supervision by Landlord's representative (at Tenant's expense, not to exceed 3% of the cost thereof) of the Alterations. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within ten (10) days by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within three (3) days of demand by Landlord. Such discharge by Landlord, shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of the Alterations.

         13.3 Removal of Alterations. Except to the extent Tenant requests and Landlord designates otherwise at the time Landlord approves such Alterations, all or any part of the Alterations made after the Commencement Date of this Lease (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove the Alterations upon Landlord's request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

         13.4 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in the Work Agreement.

                                   ARTICLE 14
                                      SIGNS

         14.1 General Sign Provision. Except as expressly permitted hereby, no sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Any permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. All signage shall be in compliance with all applicable laws and ordinances, and all covenants, conditions and restrictions applicable to the Dulles Business Park. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building.

         14.2 Special Sign Rights. Section 14.1 to the contrary notwithstanding, Landlord agrees, pursuant to and subject to the provisions of Exhibit B, but in all events subject to all applicable laws and ordinances, all covenants, conditions and restrictions applicable to the Dulles Business Park including the Declaration, and any general signage program applicable to the Dulles Business Park, to provide Tenant with exclusive exterior signage rights on eastern and southern exterior facades of the Building, which will permit the installation by Tenant (at its expense) of a single exterior building identification sign on each such facade, identifying Tenant by name and/or corporate logo, to be located at the top of the Building at a location designated by Landlord subject to Tenant's reasonable consent, and subject to the prior rights to exterior signage in favor of ECS (as such term is defined herein), to the extent permitted by applicable law.

                                   ARTICLE 15
                         TENANT'S EQUIPMENT AND PROPERTY

         15.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

         15.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any material changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed a load limit which is reasonably appropriate for a "concrete slab-on grade" one story building. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

                                   ARTICLE 16
                                 RIGHT OF ENTRY

         Tenant shall permit Landlord or its Agents, at any time and upon one
(1) business days prior notice (which may include non-written notice for minor entries not likely to cause a significant disturbance to Tenant's quiet enjoyment), and without notice in the event of an Emergency, to enter the Premises, without charge therefor to Landlord and without diminution of Rent,
(i) to examine, inspect and protect the Premises and the Building,

(ii) to make such alterations and repairs or perform such maintenance which in the sole but reasonable judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or (iv) to exhibit the same to prospective tenants during the last twelve (12) months of the Term and to erect on the Premises a suitable sign indicating the Premises are available. Nothing set forth in this Article 16 shall be deemed to diminish Landlord's obligation (if any) to provide rental reduction or abatement pursuant to Sections 18.3 or 21.1 of this Lease, to the extent such Sections are by their terms applicable in the context of a Landlord entry pursuant to this Article 16.


                                   ARTICLE 17
                                    INSURANCE

         17.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefitting any other tenant of the Building; and if any increase in the rate of insurance is determined by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such determination shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

         17.2 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall have such combined single limit as reasonably required by Landlord from time to time, but in no event less than Two Million Dollars ($2,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by Landlord. Endorsements shall be obtained for cross-liability and contractual liability.

         17.3 Insurance for Personal Property. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Tenant, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property. In addition, Tenant shall, at its sole cost and expense, procure and maintain business interruption insurance in an amount not less than the Base Rent due hereunder for the first Lease Year.

         17.4 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and rated not lower than A-XII in the A.M. Best Rating Guide. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord and, at Landlord's request, any Mortgagee or ground lessor, as additional insured parties; and (iii) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice to landlord and, at Landlord's request, any Mortgagee. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, a certificate evidencing such policy (including any renewal or replacement policy) which shall expressly allow Landlord to rely thereupon, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

         17.5 Waiver of Subrogation. Each party hereby releases the other party hereto from liability for any loss or damage to any building, structure or tangible personal property, or any resulting loss of income, or losses under worker's compensation laws and benefits, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party or its Agents, if such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party hereto shall use reasonable efforts to have a waiver of subrogation clause (providing that such waiver of right of recovery against the other party shall not impair the effectiveness of such policy or the insured's ability to recover) included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy; if such waiver of subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

         17.6 Security. In the event that Landlord engages the services of a professional security system for the Building, it is understood that such engagement shall in no way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set out above for claims for damages or injury to any person or property. In no event shall this Section 17.6, nor any other provision of this Lease, be construed to create any express or implied obligation on the part of Landlord to secure Project, Premises, Building or Common Areas, or otherwise provide security services for the Project, Premises, Building or Common Areas.

         17.7 Landlord's Insurance. At all times during the Lease Term, Landlord will maintain, as a Common Area Expense hereunder, (a) fire and extended coverage insurance covering the Building, including all of the Tenant Improvements, in an amount equal to one hundred percent (100%) of the replacement value thereof, (b) public liability and property damage insurance of the types and amounts described in Section 12. 1, above, or such greater amounts as Landlord may deem prudent or as are necessary to satisfy the requirements of Landlord's Mortgagee, if any, and (c) rent loss insurance in an amount equal to not less than twelve (12) months rent for the Building. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and Landlord's liability in connection with the Building as are customary or advisable for comparable office/flex projects in the Chantilly/Dulles area of Fairfax County, Virginia, as determined by Landlord in Landlord's reasonable judgment based on then current insurance industry products and practices. Such insurance shall contain commercially reasonable deductibles as are customary or advisable for comparable office/flex projects in the Chantilly/Dulles area of Fairfax County, Virginia.

                                   ARTICLE 18
                         LANDLORD SERVICES AND UTILITIES

         18.1 Ordinary Services to the Premises. Landlord shall maintain the Common Areas (including exterior of the Building and the Land) in a manner consistent with other similar first class office/flex projects in the general vicinity of the Building in Chantilly/Dulles area of Fairfax County, Virginia. Landlord agrees to furnish landscaping, grounds maintenance, and snow clearing for the areas used in common by the tenants of the Building. In addition, Landlord shall arrange for trash removal from common exterior trash dumpsters serving the Building, into which Tenant's interior trash shall be deposited by Tenant (and/or Tenant's janitorial service contractor) pursuant to reasonable rules and regulations governing such trash removal as Landlord may establish in accordance with applicable law (which may, if applicable, include a requirement that Tenant comply at Tenant's expense with federal, state and/or local requirements applicable to trash recycling). All of the foregoing services shall be furnished by Landlord and reimbursed by Tenant as part of Common Area Expenses. Subject to Section 18.3, below, Landlord shall be under no responsibility or liability for failure or interruption in such services whether caused by breakage, accident, strikes, repairs or for any other cause or causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

         18.2 Utility Charges. All telephone, electricity, gas, heat and other utility service furnished to the Premises shall be paid for by Tenant except to the extent the cost of same is included within Common Area Expenses. Landlord shall cause electrical service to the Premises to be separately metered or measured. The cost of any such meter shall he borne by Tenant in accordance with Exhibit B.

         18.3 Interruption in Services. Notwithstanding any provision of this
Article 18 to the contrary, in the event that the supply of water or electricity (individually an "Essential Service," and collectively, the "Essential Services") to the Premises is interrupted as a result of the negligence or willful misconduct of Landlord, or its Agents, (and not as a result of any cause beyond Landlord's reasonable control, such as a general electrical outage or blackout) and such interruption continues for a period exceeding three (3) consecutive business days after Tenant first notifies Landlord of such interruption in writing, and as a result thereof Tenant is unable to and does not in fact conduct business from the Premises or any applicable portion thereof, then from and after such third (3rd) consecutive business day, Tenant shall be entitled to abate its Rent and additional rent obligations hereunder as to the Premises or portion thereof which is not usable (and not used) until such time as the applicable Essential Service is restored. Other than Tenant's right to perform Landlord's obligations after a default by Landlord, and to be reimbursed for the cost of such performance, the foregoing shall constitute Tenant's sole and exclusive remedy in the event of an interruption of the services described in this Article 18 (including any Essential Services) to the Premises.

                                   ARTICLE 19
                              LIABILITY OF LANDLORD

         19.1 No Liability. Except where due to Landlord or its Agents' gross negligence or willful misconduct, and except as provided in Section 18.3, above, Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto, (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service, (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area, (iv) any robbery, assault, theft or other criminal act, or (v) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever. Except as expressly provided herein, no such occurrence shall give rise to diminution or abatement of Rent or constructive eviction. Notwithstanding the foregoing, any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant; Tenant hereby expressly waives its right to recover against Landlord and its Agents therefor. Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages or business losses sustained by Tenant arising out of the loss or damage to any person or property of Tenant, or any interruption in the use of the Premises or the Common Area, for any reason. Tenant acknowledges its obligation to insure against such losses and damages.

         19.2 Tenant's Indemnity. Tenant shall indemnify, defend, protect and hold Landlord and its Agents harmless from and against any and all damages, claims, liabilities, costs or expenses (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) claimed against Landlord or its Agents by any third party or sustained by Landlord and its Agents in favor of any third party, directly or indirectly, as a result of, arising from or in connection with (i) Tenant's or its Agents' use and occupancy of the Premises, (ii) Tenant's breach of any provision of this Lease; or (iii) any act, omission or negligence of Tenant or its Agents.

         19.3 Landlord's Indemnity. Landlord shall indemnify, defend, protect and hold Tenant and its Agents harmless from and against any and all damages, claims, liabilities, costs or expenses (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) claimed against Tenant or its Agents by any third party or sustained by Tenant or its Agents in favor of any third party, directly or indirectly, as a result of, arising from or in connection with (i) Landlord's breach of any provision of this Lease; or (ii) any act, omission or negligence of Landlord or its Agents.

                                   ARTICLE 20
                              RULES AND REGULATIONS

         Tenant and its Agents shall at all times abide by and observe the Rules and Regulations and any amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Building and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary. Landlord agrees that it shall not enforce any such Rules and Regulations against Tenant in a discriminatory fashion.

                                   ARTICLE 21
                              DAMAGE; CONDEMNATION

         21.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's sole but reasonable judgment, the damage cannot be substantially repaired within one hundred eighty (180) days after the date of such damage, or if the Premises are damaged during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage may terminate this Lease by notice to the other. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within one hundred eighty (180) days from the date of such damage (such one hundred eighty (180) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved), Tenant, within thirty (30) days from the expiration of such one hundred eighty (180) day period (as the same may be extended), may terminate this Lease by notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises for the normal operation of its business (and in facts ceases such use), and provided such damage is not the consequence of the gross negligence of Tenant or its Agents, Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises for which Tenant is deprived of use for normal business purposes (and in facts ceases such use) by virtue of such damage bears to the total rentable square footage of the Premises before such damage. All injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any non-standard tenant improvements, tenant extras or Alterations or any personal property of Tenant.

         21.2 Condemnation. If the whole or a Substantial Part of the Premises or the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a

Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE 22
                                     DEFAULT

         22.1 Events of Default. Each of the following shall constitute an "Event of Default": (i) Tenant fails to pay Rent within five (5) days after written notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within fifteen (15) business days after written notice from Landlord (or, in the case of any such failure which cannot with due diligence be cured within fifteen (15) business days, within such additional period, if any, as may be reasonably required by Tenant to cure such failure with due diligence provided Tenant promptly commences such cure and diligently pursues such cure to a successful completion) provided, however, that the foregoing cure period shall not be invoked in cases of Emergency to prevent Landlord from exercising its rights under Section 22.5 below to perform an obligation which Tenant has failed to perform under this Lease on Tenant's behalf (and at Tenant's expense) to the extent necessary to eliminate the imminent risk of death or injury to persons or material damage to Property, as determined by Landlord in its sole, but reasonable, judgment; (iii) Tenant abandons or vacates the Premises (unless Tenant has secured the Premises, is continuing to maintain the Premises so as to prevent waste or deterioration thereto, is current in the payment of Rent under this Lease, and is not otherwise in default hereunder, in which event Tenant's mere vacating of the Premises shall not, by itself, constitute an Event of Default; (iv) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's or Guarantor's assets is appointed, or (v) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within sixty (60) days. To the extent Tenant is entitled to a written notice of any failure of performance or default by it pursuant to this Section 22.1, Landlord agrees to provide concurrent notice of such failure or default to Guarantor, at the notice address set forth herein.

         22.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may to the fullest extent permitted by law, and in addition to all other rights and remedies provided in this Lease, at law or in equity:

         (i) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, but without limitation, all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). In addition, if Landlord elects to terminate this Lease, every obligation of Landlord hereunder shall cease as of the date of such termination, but the same shall not affect the liability of Tenant for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination, plus any damages and/or other sums recoverable by Landlord under this Article 22 or otherwise at law or in equity.

1


         (ii) Terminate Tenant's right of possession of the Premises without terminating this Lease, which termination of possession shall be by applicable legal process, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

         (iii) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant, at Landlord's sole and exclusive option, either (A) the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or a discount rate which equals the interest rate for U.S. Treasury Securities having a maturity corresponding to the scheduled Expiration Date of this Lease, plus two hundred (200) basis points, or (B) "Indemnity Payments" which shall mean an amount equal to the Base Rent and Additional Rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Base Rent and Additional Rent and other payments, if any, actually collected by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments in lieu of the amount recoverable under clause (A) of this subparagraph (iii), above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated.

         (iv) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action, but only with applicable legal process. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

         (v) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions made to or for the benefit of Tenant under this Lease.

         (vi) Recover from Tenant, to the extent not already recovered pursuant to the preceding subparagraphs of this Section 22.2, any other amount which is necessary to compensate Landlord for economic damages sustained by Landlord and caused by Tenant's failure to perform Tenant's obligations under this Lease, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including expenses incurred in performing such acts in connection with any reletting to a new tenant or tenants; (iii) for leasing commissions incurred in connection with any reletting to a new tenant or tenants; and/or (iv) for any other commercially reasonable costs incurred by Landlord in reletting the Premises.

         22.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, with or without this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof. Landlord will not exercise self help without applicable legal process in order to recover possession of the Premises.

         22.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

         22.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

         22.6 Late Payment. If Tenant fails to pay any Rent within five (5) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

         22.7 Landlord Default. If Landlord shall fail to keep or perform any of its obligations under this Lease, which failure on Landlord's part continues for fifteen (15) business days after Landlord's receipt of a written notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within fifteen (15) business days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence provided Landlord commences such cure within the initial fifteen (15) business day period and thereafter diligently pursues same to completion), and without waiving or releasing Landlord from any obligation or limiting any other remedy available to Tenant at law or in equity by virtue of such uncured default, Tenant shall have the right (but not the obligation) to make such payment or perform such obligation and all sums so paid by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Interest Rate from the date of payment, shall be paid by Landlord to Tenant on demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment. Except as specifically provided in this Lease to the contrary, in no event shall Tenant be entitled to offset any sums due and owing from Landlord to Tenant against any Rent or Additional Rent thereafter payable under this Lease. This Section 22.7 shall not modify any rights or remedies of Tenant expressly established under Section 12.1 or any of the other provisions of this Lease.

                                   ARTICLE 23
                                    MORTGAGES

         23.1 Subordination. Subject to Section 23.4, below, this Lease is and shall be subject and subordinate to all ground or underlying leases and to any first Mortgage(s) which may now or hereafter affect such lease or the

Land and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall execute promptly any instrument that Landlord or any first Mortgagee may reasonably request confirming such subordination. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that as for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser, provided that the holder of such mortgage or other lien on the Building or Property shall contemporaneously execute an "SNDA" with Tenant meeting the requirements of
Section 23.4, below.

         23.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that (i) if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued, and (ii) the foregoing additional cure right shall not affect or delay Tenant's right to abatement or reduction of rent pursuant to Section 18.3, above, to the extent applicable under the terms of such Section. In the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

         23.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises. Tenant and any Guarantor shall each, prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be requested.

         23.4 Non-Disturbance Agreement. Landlord agrees to obtain a Subordination, Non-Disturbance and Attornment Agreement from any future mortgagee for the Building in a form to be negotiated between Landlord, Tenant and the applicable mortgagee or deed of trust holder, using such mortgagee's standard form, and approval of which by Tenant and Landlord shall not be unreasonably withheld, conditioned or delayed (as reasonably approved by Landlord, Tenant and such mortgagee, an "SNDA"), providing, inter alia, (i) for the subordination of this Lease to such mortgage, (ii) for the attornment of Tenant to Landlord's successor in title, and (iii) that, as long as Tenant is not in Default hereunder beyond any applicable notice and cure period, Tenant's right of possession and other leasehold rights shall not be disturbed in the event of a foreclosure of such mortgage. Upon obtaining such SNDA from such mortgagee, Tenant agrees to promptly execute and deliver such SNDA to Landlord. In addition, within thirty (30) days after the date of final execution and delivery of this Lease by both Landlord and Tenant, Landlord, Tenant and Landlord's existing mortgagee shall execute and deliver an SNDA which is consistent with the provisions of this Section 23.4. Landlord and Tenant agree that the SNDA attached as Exhibit E hereto is mutually acceptable to them.

                                   ARTICLE 24
                             SURRENDER; HOLDING OVER

         24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when

Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

         24.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Base Rent shall be 125% of the monthly Base Rent in effect during the last month of the Term during the first month thereof and 150% of the monthly Base Rent in effect during the last month of the Term for any period thereafter. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises immediately, then Landlord may forthwith re-enter and take possession of the Premises. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession, provided Tenant will not be responsible for losses or claims suffered by Landlord on account of any delay in delivery of the Premises or any part thereof to a successor tenant unless either (i) Landlord notifies Tenant prior to the Lease expiration date that Landlord has entered into a Lease or letter of intent with a prospective replacement Tenant which requires Landlord to perform construction within the Premises, or otherwise tender possession thereof to a new tenant, promptly after the Lease expiration date, and Tenant still fails to surrender possession of the Premises on or before the Lease expiration date, or (ii) Tenant fails to vacate the Premises promptly after Landlord notifies Tenant that it requires possession of the Premises in order to deliver possession thereof to a replacement tenant to the extent such notice is given after the scheduled Lease expiration date or in connection with any other permitted termination of this Lease.

                                   ARTICLE 25
                                 QUIET ENJOYMENT

         Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.


                                   ARTICLE 26
                TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

         26.1 Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

         26.2 General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building or the Land by Tenant or its Agents, affiliates, sublessees or assignees without the prior written consent of Landlord. Landlord shall be entitled to take into account such factors or facts as Landlord may in its good faith business judgment determine to be relevant in determining whether to grant, condition or withhold consent to Tenant's proposed activity with respect to Hazardous Material and Tenant shall indemnify, defend and hold Landlord and its Agents harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal or bodily injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses payable to any third party and arising from a breach of this prohibition by Tenant, its Agents, affiliates, sublessees or assignees. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in, on or under the Premises, the Building or the Land. If Landlord consents to the generation, production, use, storage, treatment or disposal of Hazardous Materials in or about the Premises by Tenant, its Agents, affiliates, sublessees or assignees, then, in addition to any other requirements or conditions that Landlord may impose in connection with such consent, (1) Tenant promptly shall deliver to Landlord copies of all permits, approvals, filings, and reports reflecting the legal and proper generation, production, use, storage, treatment or disposal of all Hazardous Materials generated, used, stored, treated or removed from the Premises, the Building and the Land and, upon Landlord's request, copies of all hazardous waste manifests relating thereto, and (2) upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its Agents, affiliates, sublessees or assignees to be removed from the Premises, the Building and the Land and transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances and Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of the same.

         26.3 Notice. In the event that Hazardous Materials are discovered upon, in, or under the Premises, the Building or the Land and any governmental agency or entity having jurisdiction over the Premises, the Building or the Land requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its Agents, affiliates, sublessees or assignees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building or the Land, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises, the Building or the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the Land or any portion thereof, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building or the Land relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any environmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, the Building or the Land, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five
(5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the Land or Tenant's use or occupancy thereof.

         26.4 Medical Wastes.

         (i) To the extent Tenant's Permitted Use of the Premises in any way involves the handling, use, disposal and/ or processing of medical waste, including but not limited to (A) human or animal tissue, blood, urine and/or other bodily fluids, materials and/or biological byproducts, and (B) medical supplies (such as, but not limited to, used syringes, gauze and bandages, etc.) (hereinafter, collectively, "Medical Waste"), Tenant shall be solely responsible for the proper use, storage, removal and disposal of same from the Premises. Tenant shall make arrangements with a reputable and duly licensed disposal company or contractor for the proper disposal of Medical Waste, in accordance with lawfully permitted methods of Medical Waste disposal, and Tenant shall pay all costs associated with such disposal. Tenant shall not place any Medical Waste in any of the Common Areas without Landlord's prior consent. In its processing, use and disposal of Medical Waste, Tenant shall comply with all applicable laws, regulations and ordinances governing the generation, use, processing and disposal thereof, as well as any additional requirements which Landlord may reasonably establish from time to time by written notice to Tenant.

         (ii) Tenant shall bear all costs and liability resulting from the presence of Medical Waste which is caused or permitted by Tenant (or Tenant's agents, employees or contractors) in, on or under the Premises, the Building or The Project (including without limitation, liability arising from the transportation of Medical Waste to or from the Premises, Building and/or Project and the cleanup of Medical Waste therefrom.)

         (iii) Tenant shall indemnify Landlord, its agents, employees or contractors, from and against any and all claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees) incurred, suffered or sustained by (or brought against) Landlord arising from or associated with: (i) the acts or omissions of Tenant, its agents, employees or contractors with respect to the presence of Medical Waste at the Premises, the Building and/or The Project (including without limitation, liability arising from the transportation of Medical Waste to or from the Premises or the cleanup of Medical Waste); (ii) the storage and disposal of Medical Waste by Tenant, its agents, employees or contractors; or (iii) Tenant's operations at the Premises related to the processing, use and disposal of Medical Waste. This indemnification shall survive termination of the Lease.

         26.5 Landlord's Covenants Regarding Hazardous Materials.

                  26.5.1 Landlord represents to Tenant that, to the Landlord's knowledge, based upon the Preliminary Environmental Assessment of the Property performed on Landlord's behalf by Engineering Consulting Services, Ltd. ("ECS") and dated September 18, 1997 (the "Existing Report"), the Property does not contain any Hazardous Materials except as noted in the Existing Report. Landlord has provided Tenant prior to Lease execution with a complete copy of the Existing Report, which Tenant acknowledges having received. If, during the Lease Term, (a) Landlord is notified of or introduces Hazardous Materials in, on or under the Property, or there is a violation of the requirements of any applicable environmental laws which is not the responsibility of Tenant under Sections 26.2 or 26.3, above, or (b) there is Hazardous Materials contamination in, on or under the Property which is not the responsibility of Tenant pursuant to Sections 26.2 and 26.3, above, then as between Landlord and Tenant, Landlord shall be solely responsible for making a prompt assessment of the scope and nature of the problem, and for taking remedial action, in conjunction (if appropriate) with applicable federal, state or local authorities; and in the event the presence of such Hazardous Materials was caused by Landlord, or its authorized agents, employees or contractors, or pre-existed Tenant's occupancy of the Premises, or was not caused by Tenant, its agents, employees, contractors, sublessees, assignees, transferees or (while within the Premises) invitees, Landlord shall be responsible for the cost to remediate any such contamination and/or correct any such violation. The foregoing is without prejudice to Landlord's right to seek recovery of damages or losses from the parties at fault in connection with any incident involving the introduction, presence or disposal of Hazardous Materials within the Land, Building or Premises. In addition, Landlord shall not cause any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building or the Land by Landlord or its Agents.

                  26.5.2. Landlord shall indemnify, defend and hold Tenant and its Agents harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal or bodily injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses payable to any third party because of, or arising out of or relating to the violation of any of Landlord's representations, warranties and covenants under this Section
26.5 by Landlord or its employees, agents or affiliates.

         26.6 Survival. The respective rights and obligations of Landlord and Tenant under this Article 26 shall survive the expiration or earlier termination of this Lease without limitation.

                                   ARTICLE 27
                                  CONTINGENCIES

         This Lease and the obligations of the parties hereto are subject to the execution and delivery by NATIONAL INSURANCE GROUP ("Guarantor") of that certain Guaranty of Lease attached as Exhibit F hereto and made a part hereof (the "Guaranty") by this reference. If Guarantor fails to deliver the Guaranty to Landlord fully executed simultaneous with the final execution and delivery of this Lease by Tenant, then this Lease shall be void ab initio.

                                   ARTICLE 28
                                  MISCELLANEOUS

         28.1 No Representation by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as expressly set forth herein and in Exhibit B. Except as otherwise set forth herein or in Exhibit B of this Lease, Tenant, by taking possession of the Premises shall accept the Premises and the Building "AS IS".

         28.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

         28.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

         28.4 Estoppel Certificate/Financial Information. (a) Tenant shall, without charge, at any time and from time to time, within ten (10) business days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date);
(iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including without limitation, Base Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default;
(x) that the
address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other certifications reasonably requested by Landlord. In

         (b) Prior to Lease execution, Tenant shall deliver such financial statements (including a balance sheet and an income/loss statement) for Tenant's most recent fiscal year (1997) which Guarantor shall certify to Landlord as being true and correct in all material respects and prepared in accordance with generally accepted accounting principles, consistently applied. Within thirty
(30) days after request by Landlord, Tenant shall deliver to Landlord financial statements of Tenant (including a balance sheet and an income/loss statement) for its most recently ended fiscal year and interim financial statements for its most recently ended quarter, in both cases certified by Guarantor as (i) being true and correct in all material respects, and (ii) prepared in accordance with generally accepted accounting principles, consistently applied. In addition, within thirty (30) days after request by Landlord, Tenant shall cause Guarantor to deliver to Landlord financial statements of Guarantor (including a balance sheet and an income/loss statement) for its most recently ended fiscal year and interim financial statements for its most recently ended quarter, in both cases certified by Guarantor as being true and correct in all material respects, and accompanied by an opinion of a certified public accountant that such statements were prepared in accordance with generally accepted accounting principles, consistently applied. Tenant acknowledges and agrees that (i) during the continuation of any failure by Tenant to provide any of the financial statements described in this Section 28.4(b), and (ii) in the event any of financial information provided by Tenant to Landlord is materially inaccurate or incomplete, Landlord shall have certain additional rights against Guarantor pursuant to the terms of the Section 32(b) of the Guaranty.

         28.5 Waiver of July Trial. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any non-compulsory counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

         28.6 Notices. All notices or other communications hereunder shall be in writing and personally delivered, delivered by Federal Express or other regionally or nationally recognized overnight courier, or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed and sent, if to Landlord to Landlord's Address specified in Section 1.14 or if to Tenant to Tenant's Address specified in Section 1.15. All such notices shall be deemed duly given upon the earlier to occur of actual receipt or refusal of delivery. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices. To the extent is entitled to a written notice of any failure of performance or default by Tenant pursuant to Section 22.1 of this Lease, Landlord agrees to provide concurrent notice of such failure or default to Guarantor, at the notice address set forth herein.

         28.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         28.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

         28.9 Benefit and Burden. Subject to the provisions of Article II and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

         28.10 Entire Agreement. This Lease (which includes the Exhibits and Rider attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreement, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant

         28.11 Authority.

         (i) If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

         (ii) If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed, validly existing partnership qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership.

         28.12 Attorneys' Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees and expenses so incurred by the prevailing party.

         28.13 Interpretation. This Lease is governed by the laws of the Commonwealth of Virginia.

         28.14 No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's right of redress, execution and levy shall be limited to the equity of Landlord in the Building as described in Article 1 hereof. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after the effective date of transfer or conveyance shall terminate as of the day of such sale, and all liabilities and obligations on the part of the Landlord accruing on and after the effective date of transfer or conveyance shall automatically be binding on the new owner (and the transferor Landlord shall thereupon be released from such future obligations and liabilities). Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of First Year Base Rent or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

         28.15 Time of the Essence. Time is of the essence as to both Landlord's and Tenant's obligations contained in this Lease.

         28.16 Force Majeure. Except as hereafter provided, neither Landlord nor Tenant shall be considered to be in default of an obligation under this Lease nor liable for loss or damage for failure to perform an obligation (nor shall the other party be released from any of its obligations under this Lease if the non-performing party is delayed in performing an obligation), where the performance of such obligation by the non-performing party is delayed as a result of event of "Force Majeure" which shall mean any acts of God, strikes, lockouts, labor difficulties, materials shortages, moratoria, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, unusually inclement weather, unusual governmental delays (which shall include any County processing time for the building permit for the Tenant Improvements in excess of forty five
(45) days after submission of construction drawings), unusual and unforeseeable legal requirements, energy shortages or other causes beyond the reasonable control of the non-performing party, provided that in no event shall (i) financial inability be considered an event of Force Majeure, and (ii) in no event shall Force Majeure excuse the timely performance by any party hereto of its monetary obligations under this Lease.

         28.17 Headings. Captions and headings are for convenience of reference only.

         28.18 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. In the event Tenant requests recordation of a memorandum of this Lease, Tenant shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

         28.19 [Intentionally Deleted]

         28.20 Attorney-in-Fact. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitation, any instrument or certificate required under Article 23 or Section 27.4 hereof) within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant

         28.21 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

                                   ARTICLE 29
                               SPECIAL PROVISIONS

         29.1 Renewal Option(s).

                  29.1.1 Provided Tenant is not in monetary or other material Default of this Lease beyond any applicable cure periods at the time its rights hereunder are to be exercised, Tenant shall have the option (each, a "Renewal Option") to extend the Lease Term for one (1) period of sixty (60) months (referred to as the "Renewal Term") provided Tenant gives written notice to Landlord of its election to exercise such Renewal Option (the "Renewal Notice") not less than six (6) months prior to the expiration of the last day of the initial Lease Term.

                  29.1.2 All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Renewal Term, except the Base Rent shall be as set forth in this Section 29.1.

                  29.1.3 The Base Rent payable upon the commencement of the Renewal Term shall equal the then prevailing market rental rate (including base rental rate and escalation rate) applicable to renewal terms with respect to comparable space in comparable buildings in the vicinity of the Project, (the "Fair Market Rate" or "FMR") at the time of the commencement of the applicable Renewal Term, determined based upon then existing renewal market conditions applicable to the leasing of comparable space in comparable buildings in the vicinity of The Project (taking into consideration all relevant factors, including use, location, quality, age and location of the applicable building, the definition of net rentable area and allowances and other concessions typically given under renewal leases in comparable properties to the Property in the vicinity of the Project). Further, the Fair Market Rate shall be determined on a triple-net basis. Landlord and Tenant shall negotiate in good faith and in accordance with the procedure set forth in Section 29.1.4, below, to determine the Fair Market Rate which will be applicable during the Renewal Term, with the goal of concluding such negotiation or triggering a determination of the FMR using a three-appraiser method (as described in Section 29.1.5, below) within not more than sixty (60) days after the date of Landlord's receipt of the Renewal Notice.

                  29.1.4 Within ten (10) business days after Landlord receives Tenant's Renewal Notice exercising the Renewal Option, Landlord will provide Tenant with a written notice (the "FMR Notice") indicating the base rental rate and annual escalation rate which Landlord in good faith believes represents the then current FMR for the Premises. If Tenant is in agreement with the base rental rate and annual escalation rate stated in the FMR Notice, Tenant shall so notify Landlord within ten (10) business days after its receipt thereof, in which case such base rental rate and annual escalation rate shall constitute the FMR for such Renewal Term within the meaning of this Section 29.1. If Tenant believes in good faith that the base rental rate and annual escalation rate stated by Landlord in the FMR Notice are in excess of actual FMR for the Premises, Tenant shall so notify Landlord in writing prior to the end of the ten
(10) business day period after Tenant received Landlord's FMR Notice, stating in its response (hereinafter referred to as "Tenant's Counterproposal") the base rental rate and annual escalation rate which Tenant in good faith believes represents the then current FMR for the Premises. If Tenant fails to respond to the Landlord's FMR Notice within such ten (10) business day period, Tenant shall be deemed to have accepted the base rental rate and annual escalation rate stated in Landlord's FMR Notice. If Tenant does provide Tenant's Counterproposal to Landlord in a timely fashion, and Landlord agrees that the base rental rate and annual escalation rate stated in Tenant's Counterproposal represent the then current FMR, Landlord shall so notify Tenant within ten (10) business days after its receipt thereof, in which case such base rental rate and annual escalation rate shall constitute the FMR for such Renewal Term within the meaning of this
Section 29.1. If Landlord fails to respond to the Tenant's Counterproposal within ten (10) days after Landlord's receipt of the Tenant's Counterproposal, or rejects the rental rate and escalation rate stated therein, then the parties agree to submit the issue of what constitutes the appropriate FMR for the Premises for the Renewal Term to determination using a "three appraiser method" as described in Section 29.1.5, below.

                  29.1.5 If the parties submit the issue of what constitutes the appropriate FMR for the Premises for the Renewal Term to determination using a "three appraiser method", then the basic rent and annual escalations applicable during the Renewal Term shall be equal to the FMR and annual escalation rates determined by a board of three (3) licensed real estate appraisers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select the third. Each member of the board of appraisers shall be licensed in the Commonwealth of Virginia as a real estate appraiser, with a substantial familiarity in the field of commercial office/flex leasing in the Chantilly/Dulles area of Fairfax County, Virginia, having no less than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments within five (5) business days after the earlier to occur of (i) the expiration of the ten (10) day period after Landlord's receipt of Tenant's Counterproposal, or (ii) the date Landlord notifies Tenant of its rejection of Tenant's Counterproposal. The two (2) appraisers selected by Landlord and Tenant shall promptly select a third appraiser within ten (10) days after the second to be appointed has been appointed, and each appraiser, within ten (10) days after the third appraiser is selected, shall submit his or her determination of the said FMR and escalations (taking into account the provisions of Section 51.3 hereof). If either of the parties fail to select an appraiser within the aforesaid time periods, such party's appraiser shall be designated (in compliance with the applicable criteria set forth above and affiliated with a different company from the other broker) by an agent of the Fairfax County Board of Realtors in office at such time; and if the appraisers selected by Landlord and Tenant (or on their behalf ) are unable to reach agreement on the identity of the third appraiser within the applicable ten (10) day period, then the third appraiser shall be designated (in compliance with the applicable criteria set forth above) by an agent of the Fairfax County Board of Realtors in office at such time. The FMR shall be the average of amount determined by the two appraisers whose determinations are closest in amount to each other (or if two appraisers reach an identical determination, the determination of such two appraisers), provided that if the two (2) most proximate determinations of FMR differ by more than ten percent (10%), then the determination of FMR by such board of three appraisers shall be null and void, and Landlord and Tenant shall, within five (5) business days thereafter, appoint a new board of three different real estate appraisers meeting the above-stated criteria, who shall convene in accordance with the procedures and time frames set forth above in order to render a new determination, as if the first determination had never taken place. After the Fair Market Rent has been established, the appraisers shall immediately notify the parties in writing, and such determination shall be conclusive and binding upon the parties. Landlord and Tenant shall each pay the fee of the appraiser selected by it, and they shall equally share the payment of the fee of the third appraiser.

         29.2 Roof Rights.

                  29.2.1 Subject to (i) compliance with all rules, regulations, statutes and codes of any governmental authority having jurisdiction thereover,
(ii) compliance with any covenants, conditions and restrictions applicable to Dulles Business Park and (iii) subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right of access to and the non-exclusive use of the roof of the Buildings for the installation of a single rooftop satellite communication device (Tenant's "Roof Use"); provided further that such installation and the Roof Use shall not void any roof or other warranty applicable to the Building and that all such installations shall be located and screened in a manner mutually acceptable to both Landlord and Tenant in their reasonable discretion.

                  29.2.2 If the rate of any insurance carried by Landlord is increased as a result of Tenant's Roof Use, then Tenant will pay to Landlord within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Roof Use, a sum equal to the difference between the original premium and the increased premium resulting from the Roof Use.

                  29.2.3 Landlord has not made any representations or promises pertaining to the suitability of the Building's rooftop for the Roof Use. Tenant, for the purpose of this paragraph and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition. The foregoing notwithstanding, Landlord agrees to cooperate with Tenant during the design phase of the Building (if and to the extent practicable) to design and engineer an area of the roof to be constructed within which Tenant's Roof Use may be conducted and which will be suitable for such purpose, provided Tenant provides appropriate specifications to Landlord during such design process to enable Landlord to cause the design to accommodate such use.

                  29.2.4 Tenant will obtain prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 29.2. Tenant's Roof Use shall not in any way conflict with any applicable law, statute, ordinance or governmental rules or regulation now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the Building complies with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant's Roof Use. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney's fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances rule or regulations.

                  29.2.5 Tenant's Roof Use shall be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities in the Buildings; (2) in compliance with all applicable laws, codes and regulations; (3) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Buildings; (4) at Tenant's cost, including the cost of repairing all damage to the Buildings and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roofs approved hereunder; and (5) in a manner which will not void or invalidate any roof warranty then in effect with respect to the roof of the Building. Tenant's Roof Use shall be used solely in the ordinary course of Tenant's business operations, and any use of the roof outside of the ordinary course of Tenant's business operations (such as, but not limited to, subleasing portions of the roof for profit to third parties, in order for such third parties to establish communications transmission facilities) shall be subject to Landlord's consent, which consent shall not be unreasonably withheld, but may be conditioned, inter alia, upon the payment by Tenant to Landlord of one-half of any net revenues paid to Tenant in respect thereof.

         29.3 UPS/Generator Rights.

                  29.3.1 Subject to (i) compliance with all rules, regulations, statutes and codes of any governmental authority having jurisdiction thereover,
(ii) compliance with any covenants, conditions and restrictions applicable to Dulles Business Park, and (iii) subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right of access to and the non-exclusive use of a portion of the ground area immediately appurtenant to the Premises for the installation of Uninterrupted Power Supply (UPS) equipment and/or standby generators (Tenant's "Grounds Use"); provided further that such installation and Grounds Use shall be located and screened in a manner mutually acceptable to both Landlord and Tenant in their reasonable discretion.

                  29.3.2 If the rate of any insurance carried by Landlord is increased as a result of Tenant's Grounds Use, then Tenant will pay to Landlord within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Grounds Use, a sum equal to the difference between the original premium and the increased premium resulting from the Grounds Use.

                  29.3.3 Landlord has not made any representations or promises pertaining to the suitability of the land appurtenant to the Building for the Grounds Use. Tenant, for the purpose of this paragraph, accepts the applicable portion of such land area in its "as is" condition. The foregoing notwithstanding, Landlord agrees to cooperate with Tenant during the design phase of the Building (to the extent practicable) to design and engineer an area appurtenant to the Premises within which Tenant's Grounds Use may be conducted and which will be suitable for such purpose, provided Tenant provides appropriate specifications to Landlord during such design process to enable Landlord to cause the design to accommodate such use.

                  29.3.4 Tenant will obtain prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 29.3. Tenant's Grounds Use shall not in any way conflict with any applicable law, statute, ordinance or governmental rules or regulation now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the connection of Tenant's Ground Use to the Premises complies with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting thereto. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney's fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances rule or regulations.

                  29.3.5 Tenant's Grounds Use shall be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities in the Building; (2) in compliance with all applicable laws, codes and regulations; (3) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; and (4) at Tenant's cost (subject to reimbursement from any applicable Improvement Allowance pursuant to Exhibit B), including the cost of repairing all damage to the Building and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roofs approved hereunder. Tenant's Grounds Use shall be used solely in the ordinary course of Tenant's business operations, and is personal to Tenant and any party to whom Tenant assigns this Lease or sublets a portion of the Premises pursuant to Section 11.4 hereof.

         29.4 Tenant's Outdoor Area.

         Subject (i) to governmental approval, (ii) the further provisions of this Section 29.4, and (iii) to the requirement that the same not adversely affect truck access and truck turnaround to and from the ECS loading dock, Landlord agrees that Tenant may install, at its expense (including as part of the Improvement Allowance to the extent set forth in Exhibit B) a patio with picnic benches, a basketball backboard and half-court basketball court striping area (the "Basketball Area") and planters intended to create a landscape buffer between the exterior area adjacent to the Premises and the exterior area adjacent to the premises occupied by ECS (the "ECS Premises"), substantially as depicted in Schedule B-2 of this Lease or as otherwise consented to by Landlord in its reasonable discretion ("Tenant's Outdoor Area"). Tenant agrees to limit usage of the Basketball Area to the hours of 12:00 noon through 2:00 p.m. daily, and after 5:00 p.m., daily, provided Tenant may, but only with the consent of ECS or its successors in occupancy of the ECS Premises, use the Basketball Area at such other times as may be approved by such occupant(s) of the ECS Premises. Tenant, for the purpose of this paragraph, accepts the applicable portion of such land area in its "as is" condition and agrees not to adversely affect any storm drainage facilities, utility installations or other facilities serving the Building located within the affected area in the installation and use of such area. Such installation shall be considered a part of the Tenant Improvements, to be performed by Tenant pursuant to Section 6.5(a) of Exhibit B, if installed as part of the initial construction of Tenant Improvements to the Premises, or as an Alteration pursuant to Article 13 of this Lease, if installed after the Substantial Completion of the Tenant Improvements (provided Landlord hereby evidences its approval of Tenant's Outdoor Area as depicted in Schedule B-2 for purposes of Article 13). The installation and use of Tenant's Outdoor Area shall be conducted (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities in the Building; (2) in compliance with all applicable laws, codes and regulations; (3) at Tenant's cost (subject to reimbursement from any applicable Improvement Allowance pursuant to Exhibit B), including the cost of repairing all damage to the Building and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, use, removal or replacement of any equipment or apparatus therein; and (4) in a manner which will not adversely affect ECS's truck access and turnaround requirements as determined by ECS in its sole, but reasonable, judgment. Tenant shall have the right to restrict the use of such area to its employees and invitees, provided Tenant agrees that the occupant(s) of the ECS Premises shall have the right of exclusive use of the balance of the outdoor area adjacent to Tenant's Outdoor Area, including for installation and use of similar picnic facilities and the like.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the 8th day of May, 1998.

                                    LANDLORD:

                                    FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company

                                    By: CRIMSON PARTNERS, L.C., a Virginia
                                    limited liability company


                                    By:   /s/ R. KEVIN DOUGHERTY          (SEAL)
                                          --------------------------------------
                                    Name:  R. Kevin Dougherty
                                    Title: Managing Member

                                    TENANT:

                                    PINNACLE REAL ESTATE TAX SERVICES, INC., a
                                    Delaware corporation


                                    By:   /s/ DONALD S. GRANT             (SEAL)
                                          --------------------------------------
                                    Title: Donald S. Grant, Vice President -
                                           Facilities

                                   EXHIBIT A-1
                             (Plan Showing Premises)

                                   EXHIBIT A-2
                        (Plat Showing Land and Building)

                                    EXHIBIT B
                                 WORK AGREEMENT

         This Work Agreement is attached to and made a part of that certain Deed of Lease dated as of May 8, 1998 (the "Lease"), between FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company ("Landlord"), and PINNACLE REAL ESTATE TAX SERVICES, INC. ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

1. General.

         1.1 Purpose. This Agreement sets forth the terms and conditions governing the design, permitting and construction of all tenant improvements to be installed in the Premises in accordance with the Approved Plans and any change orders thereto ("Tenant Improvements").

         1.2 Tenant's Representative. Tenant acknowledges that Tenant has appointed Donald Grant as its authorized representative ("Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the Tenant Improvements. To the extent any actions and decisions were taken by Tenant's Representative with regard to the Tenant Improvements prior to the execution of this Work Agreement, such actions are hereby ratified by Tenant. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Improvements until it has been executed by Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's general contractor with respect to the Tenant Improvements. In the event that the Landlord's general contractor performs any work for Tenant under a separate written contract or written instruction from Tenant or Tenant's Representative, then Landlord shall have no liability for the cost of such work, the cost of corrective work required as a result of such work, any delay that may result from such work, or any other problem in connection with such work.

2. Work and Materials

         2.1 Tenant Improvements. Landlord, at Tenant's expense, shall construct the Premises in accordance with the Tenant Plans (as defined below). The Tenant Plans shall be conclusive as to the entire scope of work to be performed by Landlord with respect to the Tenant Improvements.

         2.2 Improvement Allowance. Landlord agrees to credit Tenant with an allowance not to exceed Twenty-Five Dollars ($25.00) per rentable square foot which is equal to a total of Eight Hundred Thirty-Four Thousand, Seventy-five and 00/100 Dollars ($834,075) which shall be applicable to the cost of all Tenant Improvements ("Improvement Allowance"). Except as specifically provided below with regard to Landlord's agreement to fund certain "Excess Costs" subject to Tenant's obligation to make certain monthly payments in respect thereof, Landlord's total financial obligation with respect to the purchase, construction, and installation of the Tenant Improvements or any other improvements to the Premises shall be limited solely to the Improvement Allowance (and any financial obligations which flow from any breach of Landlord's obligation to perform punch list work hereunder), and except as specifically set forth in this Lease, Tenant shall be solely responsible for any and all such costs in excess of the Improvement Allowance. Landlord agrees that Tenant may allocate up to $5,000 of the Improvement Allowance to pay for demolition of certain asphalt areas of the parking lot adjacent to the Premises and the installation of landscaping therein, as approved by Landlord in its reasonable discretion, which for purposes of this provision shall be deemed to constitute Tenant Improvements under the Lease.

                  For purposes of this Exhibit B, the cost of all Tenant Improvements shall mean any and all costs associated with the design and construction of the Tenant Improvements (exclusive of Base Building Improvements, as hereafter provided), including the cost of all labor, services and materials necessary to design, permit, inspect and construct the Premises. Without limitation, the foregoing shall include all architectural and engineering fees and costs, utility fees, tap fees, systems development charges, fixture fees, fees and costs for preparation of mechanical, electrical and plumbing
                  (MEP) drawings, inspection fees, construction management fees provided for herein, and contractor profits, whether any of the foregoing were furnished to, or by, Landlord, and whether any of the foregoing were paid by Landlord prior to or after Lease execution or prior to or after the commencement of construction of the Tenant Improvements.

         2.3 Bidding. The Tenant Improvements shall be competitively bid in the following manner:

                           (a) Landlord shall cause the bidding package for the
                  Tenant Improvements to be submitted to at least three (3) qualified general contractors, all of whom shall be financially sound and able to complete the Tenant Improvements within the time frames contemplated by the bidding materials. Tenant shall have the right to designate one (1) qualified general contractor to bid on the Tenant Improvements, which general contractor shall be financially sound and able to complete the Tenant Improvements within the time frames contemplated by the bidding materials, and otherwise subject to Landlord's reasonable approval. The bidding shall require all contractors to provide for a construction schedule consistent with the terms of this Lease, without special additional charge or increased cost for overtime.

                           (b) All contractors shall submit their bids directly
                  to Landlord, who will review and analyze all bids submitted, and Landlord shall format all the bids for review by Tenant; and Landlord will prepare a bid format (the "Bid Format") which lists all bids received, which Landlord agrees to provide to Tenant within seven (7) days after receipt of the last bid. The Bid Format is intended to make each bid submitted comparable in scope so that the bid prices reflected are based on substantially equal services and materials. In the absence of a substantial basis for selecting otherwise, Landlord agrees to accept the lowest bid reflected within the Bid Format as long as the low bidder is able to meet any timing requirements applicable hereunder.

                  Once the bid selection process has been completed, Landlord will supply Tenant with its estimate of the total costs which Landlord estimates will be applicable to the performance of the Tenant Improvements (hereinafter referred to as the "Cost Estimate"). Landlord agree to require all bidders to provide as part of its bid (i) a warranty for the Tenant Improvements for a period of one (1) year from Substantial Completion, to the effect that all work will be performed in a good and workmanlike manner, in accordance with the Approved Plans (as modified by any written change orders), using new materials and free from defects in materials and workmanship, and (ii) a list of all "long lead items", that is, items specified by Tenant in the Approved Plans which involve delayed delivery to an extent that would cause delay in meeting the general contractor's schedule for Substantial Completion and thereby constitute an event of "Tenant Delay" under Section 6.3(f) of this Exhibit B, below. In addition, each general contractor will be asked to include in its bid as an optional item the additional cost for obtaining and/or providing warranties on certain building systems and equipment (to be designated by Tenant in Tenant's Space Plan) which extend beyond one (1) year (as also designated by Tenant).

         2.4 Excess Costs. In the event the successful bid received pursuant to Section 2.3, above, causes (or is likely to cause) the total expenses associated with construction of the Tenant Improvements to exceed the Improvement Allowance, Landlord shall promptly notify Tenant of the amount (or Landlord's best estimate of the amount) of the overage ("Excess Cost"). Tenant, within five (5) days after receipt of Landlord's notice, shall notify Landlord as to whether Tenant (i) wishes Landlord to commence construction of the Tenant Improvements; or (ii) wishes to re-design the Premises so as to reduce the Excess Cost. In the event Tenant wishes to redesign the Premises so as to reduce the Excess Cost:

                           (a) said redesign shall be performed at Tenant's sole expense;

                           (b) said redesign shall be completed and submitted to Landlord within ten (10) days after Tenant's notice to Landlord that it wishes to redesign the Premises so as to reduce the Excess Cost;

                           (c) said redesign shall not delay the Lease Commencement Date and any delay associated therewith shall constitute a Tenant Delay hereunder; and

                           (d) said redesign shall be conclusive and binding on Tenant.

                  In the event Tenant elects not to redesign the Premises or to partially redesign the Premises, any remaining Excess Cost shall be paid for by Tenant as hereinafter provided. Tenant shall have the right to amortize up to $5.00 per square foot of Excess Costs over the initial ten (10) year Lease Term at a twelve percent (12%) annual interest rate, which amount shall be payable by Tenant to Landlord in equal monthly installments of principal and interest which monthly installments shall be paid (as additional rent hereunder) at the same time as monthly payments of Base Rent otherwise stated to be due from Tenant to Landlord under the Lease are due and payable from Tenant to Landlord (but which monthly installments of principal and interest shall not be subject to annual 3% escalations as are otherwise applicable to Base Rent). Tenant shall notify Landlord of such election within ten (10) days after the Landlord provides Tenant with the Cost Estimate, or, if applicable, within ten (10) days after the above-described value engineering process has been completed and a revised Cost Estimate prepared, failing which Tenant shall be deemed to have elected not to amortize any Excess Cost. In the event Tenant elects to amortize any Excess Cost, Landlord and Tenant shall execute an amendment to the Lease verifying the amount of the Excess Cost and Tenant's payment schedule therefor. If the total Excess Cost exceeds $5.00 per square foot, or if Tenant elects not to amortize all or any portion of the Excess Cost (or if Tenant refuses to execute an amendment to the Lease which correctly establishes the amount of the Excess Cost and Tenant's payment schedule therefor within ten (10) business days after the amendment is presented by Landlord to Tenant for execution), then the portion of the Excess Cost not amortized (up to the whole) or the entire Excess Cost if Tenant fails to execute a correctly prepared amendment within the aforesaid time period, shall be paid by Tenant as follows:
                  One third (1/3) on or before the date of commencement of construction of the Tenant Improvements, one-third (1/3) within thirty (30) days after construction of the Tenant Improvements has been fifty percent (50%) completed (as certified by the general contractor), and one-third (1/3) upon substantial completion of the Tenant Improvements and in all events on or before the Commencement Date.

                  Within thirty (30) days after completion of Landlord's Work, Landlord shall provide Tenant with a written statement (the "Final Statement") of the actual total cost of the Tenant Improvements (hereafter, the "Actual Cost"). If the Final Statement indicates that the Actual Cost was less than the Improvement Allowance, Tenant shall be entitled to apply the unused portion thereof (up to a maximum of $5.00 per rentable square foot) (i) to pay for Tenant's satellite dish described in Section 29.2, Tenant's above-ground generator described in
                  Section 29.3, Tenant's out-of-pocket moving expenses, or any other items permitted to be installed by Tenant as part of the Tenant Improvements pursuant to Section 6.5(a), below, (ii) to pay for costs associated with the installation of Tenant's Outdoor Area pursuant to Section 29.4 of the

                  Lease, or (iii) as a credit against the first payments of Base Rent becoming due under this Lease. If the Final Statement indicates that the Actual Cost exceeded the sum of the Improvement Allowance and the Excess Costs previously disclosed and charged to Tenant pursuant to this Section 2.3 (collectively, the "Total Tenant Credit"), then Tenant shall pay Landlord an amount equal to the difference between the Actual Cost and the Total Tenant Credit within ten (10) business days after receipt of Landlord's statement.

         2.5 Base Building Improvements. Landlord agrees to construct, at Landlord's sole expense, and in a diligent manner intended to achieve substantial completion thereof consistent with the timing requirements of this Lease, the shell of the Building and certain base building improvements thereto, as described in the plans referenced in Schedule B-1 attached hereto and made a part hereof by this reference, including the landscaping and parking areas reflected within such plans (hereinafter referred to as the "Base Building Improvements" and which shall include up to $2,000 in trees and bushes in any asphalt cut-out areas adjacent to Tenant's windows which Tenant elects to perform pursuant to Section 2.2, above). All work to the interior of the Premises which is not reflected as part of the Base Building Improvements within Schedule B-1 shall be deemed to be Tenant Improvements within the meaning of this Exhibit B.

         2.6 Construction. Promptly after the general contractor has been selected and a construction contract executed (including any value engineering performed pursuant to Section 2.4, above) and a building permit has been received by Landlord for construction of the Tenant Improvements, Landlord shall cause its general contractor to commence and diligently pursue the completion of installation of the Tenant Improvements in accordance with the Approved Plans (and any written change orders thereto). Landlord shall supervise such work (as provided in Section 4, below) and shall use commercially reasonable efforts to achieve Substantial Completion of the Tenant Improvements within the timing requirements of this Exhibit B. However, except as provided in Section 6.6 of this Exhibit B, below, Landlord shall have no liability to Tenant for any delay in commencement, construction or completion of the Tenant Improvements.

3. Design.

         3.1 Design of Tenant Improvements.

                  3.1.1 Space Plan. Landlord and Tenant have not reached agreement on a space plan/layout of the Premises as of the date of execution of this Lease. Promptly after Lease execution (and in no event later than May 11, 1998), Tenant shall cause its architect, Rusty Shaw of Architecture, Inc. of Reston, Virginia to prepare and submit to Landlord for approval (which shall not be unreasonably withheld) a space plan for the entire Premises, defining the scope of the Tenant Improvements. Promptly thereafter, Landlord shall indicate to Tenant whether it has any objections to Tenant's proposed space plan. If Landlord fails to provide a written objection within four (4) days after the date Landlord receives the applicable submission from Tenant's architect, the same shall be deemed to have been approved by Landlord. If there are any such objections, the parties will work together expeditiously and in good faith to resolve such objections as quickly as possible (and in all events no later than May 15, 1998). Any delay by Tenant in provision or completion of a space plan beyond the time frames described above which causes delay in commencement or completion of the Workable Shell Structure or Tenant Improvements shall constitute a Tenant Delay for all purposes of this Lease. As approved by Landlord, Tenant's space plan shall be referred to herein as the " Space Plan". "CDS" shall mean and refer to the all plans for construction of the Tenant Improvements, including construction drawings and specifications and MEP plans to the extent required for the permitting of all leasehold construction contemplated by this Lease.

                           3.1.2 Time Periods. In connection with the design of
                  Tenant Improvements to the Premises, the following maximum time periods shall be allowed for the following matters:

                                   Matter                      Time Period
                                   ------                      -----------

                  (a) Submission by Tenant to Landlord      (a) May 11, 1998
                      of Tenant's proposed Space Plan


                  (b) Final approval of Space Plan          (b) May 15, 1998

                  (c) Tenant provides Landlord              (c) June 30, 1998
                      with an initial draft of the
                      CDS.

                  (d) Landlord gives Tenant its             (d) Five (5) working
                      approval of CD's by signing               days after
                      and dating CD's.                          receipt of CD's
                                                                from Tenant

                  Once the Lease has been fully executed, Landlord and Tenant intend for each deadline expressed in this Work Agreement to bind the parties even if such deadline passes before the date the Lease is executed.

         3.2 Approvals by Landlord. All Tenant Plans shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval of any Tenant Plans to the extent they materially and adversely affect the Building's structure or would be visible from the exterior of the Building or any Common Area within the Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans also shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld except as provided above for Building structure or appearance impact.

4. Construction and Construction Management.

         4.1 Construction. After approval of the CD's, Landlord shall administer the construction of the Tenant Improvements in accordance with the approved CD's and approved change orders. All Tenant Improvements shall be constructed by or under the supervision of Landlord's general contractor with the exception of those items constructed by Tenant's contractors or vendors (which shall, unless otherwise set forth herein, be limited to installation of telephone equipment, cabling, specialized office equipment wiring and other items permitted to be installed by Tenant pursuant to Section 6.5(a) of the Lease).

         4.2 Construction Management. Landlord may act as or employ the services of a construction manager to oversee the performance of the general contractor performing the Tenant Improvements. A Construction Management fee equal to Twenty Thousand Dollars ($20,000.00) shall be paid to Landlord or such construction manager from the Improvement Allowance in respect of such services.

5. Change Orders. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit after Tenant's and Landlord's approval of the Construction Drawings and Specifications and Tenant's acceptance of the Cost Estimate, Landlord shall respond to Tenant's request for consent as soon as possible, but in no event later than three (3) working days after it being made. If Landlord approves such request, Landlord shall as soon as practicable after such approval notify Tenant of the cost of such change order and the delay in Substantial Completion of the Premises, if any, due to the change order which would be Tenant's sole responsibility. All additional expenses attributable to any change order requested by Tenant and approved by Landlord (net of any savings realized therefrom), whether or not such change order relates to improvements paid for under the Tenant Improvements, shall be payable along with a five percent (5%) overhead and administrative fee to Landlord by Tenant upon approval by Tenant of the change order cost and/or delay, if any.

6.       Substantial Completion.

         6.1 General. Landlord shall use reasonable and diligent efforts to Substantially Complete (as defined below) the Tenant Improvements on or before October 1, 1998, but neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by a failure to Substantially Complete the Premises by such date, and Tenant shall have no claim against Landlord because of Landlord's failure to Substantially Complete the Premises on the date originally fixed therefor. Landlord shall communicate with Tenant on a regular basis regarding the progress of construction and the status of completion relative to the projected date of Substantial Completion, and will provide Tenant with not less than thirty (30) days prior written notice of the date upon which Landlord estimates that it will achieve substantial completion of the Tenant Improvements once Landlord is able to estimate a specific date with reasonable certainty.

         6.2 Substantial Completion. "Substantial Completion" of the Premises shall be conclusively deemed to have occurred as soon as (i) the Tenant Improvements to be installed by Landlord pursuant to this Work Agreement has been constructed in accordance with the Tenant Plans approved change orders and the Premises are ready to be utilized for general office purposes, as certified by architect, and (ii) it is lawful for Tenant to commence Tenant's Move-In and business operations within the Premises, assuming all Tenant Work and furniture, equipment and property installations to be made by Tenant are in compliance with all applicable legal requirements. The issuance of a temporary certificate of occupancy or non-residential use permit by the proper governmental entity shall be required for Substantial Completion, except to the extent the same is denied due to the acts or omissions of Tenant or Tenant's Agents. To the extent granted, a temporary certificate of occupancy or non-residential use permit by the proper governmental entity shall be deemed conclusive evidence that Substantial Completion has occurred. Notwithstanding the above, the Premises shall be considered Substantially Complete and ready to be utilized for their intended purpose even though (a) there remain to be completed in the Premises certain long lead items, (b) there remain to be completed in the Premises certain punch list items reasonably acceptable to Landlord and Tenant, including but not limited to minor or insubstantial details of construction, decoration or mechanical adjustment, the lack of completion of which will not materially interfere with Tenant's permitted use of the Premises, and/or (c) there is a delay in the Substantial Completion of the Premises due to a "Tenant Delay" as defined below.

         6.3 Tenant Delays. The following items shall be referred to individually as, and shall constitute for all purposes of this Lease, a "Tenant Delay":

                  (a) Tenant's failure to comply with any of the deadlines specified in this Work Agreement; or

                  (b) Tenant's request for changes or additions to the Tenant Improvements subsequent to the date of Landlord's approval of the CDS; or

                  (c) Tenant's failure to pay when due any amounts required pursuant to this Work Agreement; or

                  (d) The performance of any work by any person or firm employed or retained by Tenant; or

                  (e) Tenant's request for materials, finishes or installations which are not available as needed to meet the general contractor's schedule for Substantial Completion, but only to the extent identified by the general contractor as part of the bidding process as set forth in Section 2.4, above, or occurring in connection with a change order requested by Tenant pursuant hereto (and identified as part of the change order approval process); or

                  (f) Tenant's or Tenant's agent, including Tenant's contractors vendors, and Representative's interference with the general contractor's schedule; or

                  (g)      Any delay occasioned by Tenant's Early Work.

                  In the event of any delay in the construction of the Building or any Tenant Improvements therein caused by Tenant Delay, the same shall not result in any delay in the Commencement Date of this Lease, even if the Substantial Completion of the Tenant Improvements was delayed beyond the Commencement Date set forth in Article 1 of the Lease, and in such event, the Commencement Date shall be the date Tenant's Architect reasonably estimates that the Tenant Improvements would have been Substantially Completed but for such Tenant Delay (provided that if Landlord disputes the date so estimated by Tenant's Architect, and such dispute is not voluntarily resolved by Landlord and Tenant within ten (10) business days after Landlord's notifies Tenant of the existence of such dispute, the parties agree to submit the matter in controversy to binding arbitration (on an expedited basis) in accordance with the commercial arbitration rules of the American Arbitration Association.

                  The foregoing notwithstanding, Landlord agrees that (i) the occurrence of any event or circumstance described in any of clauses (a) through (g) of this Section 6.3 which does not actually result in delay to the schedule for the planning, design or construction of the Tenant Improvements shall not be deemed a Tenant Delay (e.g., if an event or circumstance of the type described in any of clauses (a) through (g) of this
                  Section 6.3 occurs at the same time as a contractor delay in construction, and the delay reasonably attributable thereto does not extend beyond the concurrent contractor delay, the same shall not constitute a Tenant Delay to such extent). Landlord and Tenant shall each notify the other within three
                  (3) business days after such party obtains knowledge of the occurrence of any delay attributable to the other party, or to any event of force majeure within the meaning of this Lease.

         6.4 Punch List. Prior to delivery of possession of the Premises to Tenant, Landlord's architect shall prepare a preliminary punch list in writing for Landlord and Tenant's review and Landlord and Tenant shall examine the Premises and shall agree on a final "punch list" which shall specify the items of work that require correction, repair or replacement. Tenant shall approve such punch list in writing within two (2) working days of the walk-through.

         6.5      Early Work/Tenant's Move-In.

                                    (a) Section 7 of this Exhibit B to the
                  contrary notwithstanding, Tenant shall be given access to the Premises prior to the substantial completion of the Tenant Improvements, as more fully set forth below, so that Tenant may perform the installation of phone and data wiring and cabling, a special computer room floor, a halon fire protection system, supplementary HVAC units for Tenant's computer room and enhancements to the security systems serving the Premises, and other similar specialized equipment installations therein. Any such work in the Premises prior to the date Landlord achieves Substantial Completion of the Tenant Improvements is herein referred to as "Early Work", and Tenant's entries into the Premises prior to such date shall be strictly limited as hereinafter set forth Landlord and Tenant agree that the performance of any Early Work shall be in accordance with this Paragraph 6.5.

                                    (b) Any entry into the Premises prior to
                  Substantial Completion of the Tenant Improvements and/or the Commencement Date (including without limitation any entry by Tenant for Early Work) shall be subject to all of the terms and conditions of the Lease, except that, other than as a result of entries for purposes of actual occupancy and/or the conduct of Tenant's business (including commencement of business operations), Tenant shall not be required to pay Base Rent, Tenant's Share of Expense Increases and/or increases in Taxes and/or any other additional rent. In addition: (i) any such entry by the Tenant, its agents, employees or contractors (any and all of which to be referred to hereinafter as "Tenant's Personnel") shall be subject to the insurance requirements of Landlord's contractor (which shall provide such requirements to Tenant within five (5) business days after Tenant requests the same in writing); (ii) Tenant's Early Work shall comply with any reasonable scheduling requirements of Landlord's contractor and/or Landlord's construction manager, and Tenant shall request permission to enter the Premises in writing, specifying the requested date, time of entry, and which items of Early Work Tenant intends to perform, at least three (3) business days prior to any such entry, and Landlord's contractor and/or Landlord's construction manager shall respond promptly to such request, in accordance with the scheduling restrictions and requirements set forth hereinbelow; (iii) Tenant's Personnel shall not be permitted to enter the Premises prior to the Substantial Completion of the Tenant Improvements to perform any Early Work unless and until Tenant receives permission from Landlord's contractor or Landlord's construction manager for such entry; (iv) in no event shall any Early Work delay the Substantial Completion of the Tenant Improvements (and if Tenant's Personnel cause any such delay, the same shall constitute a "Tenant Delay" hereunder); and (v) Tenant shall bear the full risk of loss for any materials, equipment, or other property which Tenant's Personnel bring into the Building or the Premises in connection with any Early Work, which shall be at Tenant's sole risk, and Landlord shall not have any liability therefor. Landlord agrees to cause its contractor and construction manager to cooperate in good faith with Tenant to accommodate Tenant's requested entry dates, subject to the terms of this Section 6.5 and the reasonable requirements of such contractor in order to complete the construction of the Tenant Improvements in an orderly and timely fashion.

                                    (c) Only Tenant or Tenant's Personnel will
                  enter the Premises to perform the Early Work. Tenant or such authorized individual(s) performing the Early Work on behalf of Tenant will check in with Landlord's construction manager upon entering the Premises and prior to commencing any Early Work.

                                    (d) Subject to Tenant's compliance with all
                  applicable legal requirements associated therewith, Landlord also agrees that, between the date of Substantial Completion of the Tenant Improvements and the Commencement Date (as such terms are defined in the Lease), Tenant shall have the right to move its furniture, equipment and personal property into the Premises ("Tenant's Move-In") without the same being deemed, by itself, to constitute the commencement of business operations within the Premises by Tenant (provided that if Tenant does in fact commence business operations from all or any part of the Premises prior to the first Monday after the date of Substantial Completion of the Tenant Improvements, the provisions of Article 4 of the Lease shall apply with respect to the establishment of such date as the Commencement Date). With regard to Tenant's Move-In, Tenant agrees (i) that

                  Tenant's Move-In shall be at Tenant's sole risk and expense, and shall be subject to all of the terms and conditions of this Lease, except the obligation to pay Base Rent or Additional Rent, (ii) the timing and scope of Tenant's Move-In shall be coordinated with Landlord's property manager and general contractor and shall be conducted to as to permit the orderly progress of any punch list work required to be performed by Landlord and its general contractor, and (iii) any delay in the completion of the construction of the Tenant Improvements occasioned by Tenant's Move-In shall constitute a "Tenant Delay" for all purposes of this Lease.

         6.6 Penalty for Delayed Delivery. Landlord agrees that, in the event Landlord fails to achieve Substantial Completion of the Tenant Improvements for the Premises on or before November 15, 1998, which date shall be extended one (1) day for each day of delay in the commencement or completion of Landlord's construction of the Tenant Improvements caused by or resulting from any Tenant Delay or Force Majeure (as so extended, such date is herein referred to as the "Penalty Date"), Tenant shall be entitled, in addition to deferral of the Commencement Date pursuant to Article 4 of the Lease, to a credit against Base Rent due hereunder in an amount equal to one (1) day of Base Rent (calculated on a per diem basis for the first month of the Term) for each day elapsing between the Penalty Date and the date upon which Landlord achieves Substantial Completion of the Tenant Improvements for the Premises. The foregoing shall constitute Landlord's sole liability for damages in the event of any delay in the Substantial Completion of the Tenant Improvements past October 1, 1998.

7. Possession by Tenant. Except as provided in Section 6.5, above, with respect to Tenant's Early Work and Tenant's Move-In, the taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory except as to any latent defects discovered within the first (1st) lease year of the Term or items contained in the punch list prepared as provided in Paragraph
         6.4. Landlord agrees to correct and complete any such items outlined in the punch list as soon as practicable, and, subject to Force Majeure and Tenant Delay, within thirty (30) days after the Commencement Date.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement as of the 8th day of May, 1998.

                          LANDLORD:

                          FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company

                          By: CRIMSON PARTNERS, L.C., a Virginia limited
                              liability company


                          By: /s/ R. KEVIN DOUGHERTY
                              ----------------------------------------(SEAL)
                          Name: R. Kevin Dougherty
                          Title:   Managing Member

                          TENANT:

                          PINNACLE REAL ESTATE TAX SERVICES, INC., a Delaware corporation


                          By: /s/  DONALD S. GRANT                    (SEAL)
                                   -----------------------------------------
                                   Donald S. Grant, Vice President -
                                   Facilities

                                  SCHEDULE B-1

Description of Base Building Improvements

Base building shell currently being constructed per Fairfax County Building Permit 97199B1200, as described by specification sections 02 through 16, dated July 15, 1997, as prepared by Donnally, Lederer & Vujcic, Associates (formerly Richard Donnally Associates) and drawings as follows:

Drawing Number              Date/Revision
--------------              -------------
 A-1                            7/15/97
 A-2                            10/7/97
 A-3                            10/7/97
 A-4                            10/7/97
 A-5                            10/7/97
 A-6                            10/7/97
 A-7                            10/7/97
 A-8                            10/7/97
 A-9                            10/7/97
 A-10                           10/7/97
 A-11                           10/7/97
 A-12                           10/7/97
 S 1                            10/7/97
 S 2                            10/7/97
 S 3                            10/7/97
 S 4                            10/7/97
 S 5                            10/7/97
 S 6                            10/7/97
 S-7                            10/7/97
 M-1                            7/15/97
 M-2                            7/15/97
 P-1                            12/1/97
 P-2                            12/1/97
*P-3                            12/1/97
 E-1                            12/1/97
 E-2                            12/1/97
 E-3                            12/1/97
 E-4                            12/1/97


* Excluding the Water Loop shown on Drawing Number P-3 which was installed during Building Constructio9n, but will be included in the Tenant Imporovement Alowance.l

                                  SCHEDULE B-2



                                  [FLOOR PLAN]

                                    EXHIBIT C

         To the Lease Agreement dated as of May 8, 1998 between FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company ("Landlord") and PINNACLE REAL ESTATE TAX SERVICES, INC., a Delaware corporation ("Tenant").

                  Rules and Regulations - Wright I Building/Dulles Business Park

         The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building and become effective upon occupancy. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building. Any repeated or continuing violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of Landlord.

         Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent;
(ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

         1. The sidewalks, entrances, passages, courts, vestibules, or stairways, or other parts of the Building not occupied by any tenant shall not be constructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from any tenant's Premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, and other public portions or facilities of the Building.

         2. No signs, awnings or other projections shall be attached to the outside walls of any building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior consent of Landlord. Such signs, awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in any interior Common Area without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be born by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or in anyway defacing any part of the Project, Premises or the Building. No boring, cutting or stringing or wires shall be permitted. No tenant shall construct, maintain, use or operate within its Premises or elsewhere within or on the outside of the Building, any electrical devices, wiring or apparatus in connection with a loud speaker system or other sound system.

         6. No animals, birds, pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on its Premises except for a tenant's employee's own use.

No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate from its Premises.

         7. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or Premises or with any person having business with such occupants. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         8. No inflammable, combustible, or explosive fluid, chemical or radioactive substance shall be brought or kept upon the Premises.

         9. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows, by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without prior approval from Landlord. Each tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished such tenant shall pay to Landlord the cost of replacement thereof.

         10. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         11. Any person employed by any tenant to do janitorial work within its premises must obtain Landlord's consent and such person shall, while in the Building and outside of the Premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees on its Premises, except those actually working for such tenant on its Premises.

         12. No tenant shall purchase spring water, ice, coffee, tea, soft drinks, towels, or other like service, from any company or persons whose repeated violations of these Regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

         13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to Landlord for all acts of such persons.

         14. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         15. No tenant shall occupy or permit any portion of its Premises to be used or occupied for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form. No tenant shall engage or pay any employees on its Premises, except those actually working for such Tenant on said Premises, nor advertise for laborers giving an address at said Premises.

         16. Landlord's employees shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instruction from the management of the Building.

         17. Canvassing, soliciting, and peddling on the Premises is prohibited and each Tenant shall cooperate to prevent the same.

         18. No water cooler, plumbing or electrical fixtures shall be installed by any Tenant without the prior written consent of Landlord.

         19. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         20. Tenant shall not overload the floors or exceed the maximum floor weight limits of the Premises.

         21. If Landlord designates a certain portion of parking area for employee or visitor parking, Tenant covenants that it will require its employees to park in such area to the extent of spaces available. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         22. Tenant agrees to conduct any vehicle or machine repair, painting, or similar work only inside the Premises.

         23. Tenant agrees not to operate any machinery in the Premises which may cause vibration or damage to the Premises; not to use a loudspeaker which can be heard outside the Premises, or to extend curb service to customers.

                                    EXHIBIT D

                       DECLARATION BY LANDLORD AND TENANT
                    AS TO DATE OF DELIVERY AND ACCEPTANCE OF
                    POSSESSION, LEASE COMMENCEMENT DATE, ETC.


         THIS DECLARATION is hereby attached to and made a part of the Deed of Lease dated as of May 8, 1998 (the "Lease"), between FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company ("Landlord") and PINNACLE REAL ESTATE TAX SERVICES, INC., a Delaware corporation ("Tenant"). All terms used in this Declaration have the same meaning as they have in the Lease.

         (i) Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on ___________________;

         (ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date (punch list items excepted);

         (iii) The Lease Commencement Date is hereby established to be ___________________; and

         (iv) The Lease Expiration Date is hereby established to be___________________ unless the Lease is sooner terminated pursuant to any provision thereof.

                             LANDLORD:

                             FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company

                             By: CRIMSON PARTNERS, L.C., a Virginia limited
                                 liability company


                             By:                                         (SEAL)
                                 ----------------------------------------
                             Name:  R. Kevin Dougherty
                             Title: Managing Member

                             TENANT:

                             PINNACLE REAL ESTATE TAX SERVICES, INC., a Delaware corporation


                             By:                                         (SEAL)
                                 ----------------------------------------------
                                 Donald S. Grant, Vice President - Facilities

                                    EXHIBIT E

                                  FORM OF SNDA

                        SUBORDINATION, NONDISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS AGREEMENT made this day of , 199 , between ____________________________, a ____________________ (hereinafter called
"Lender"), ________, a (herein after called "Tenant"), and FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company (said landlord and its successors and assigns occupying the position of landlord under the Lease hereinafter called "Landlord").

                          W I T N E S S E T H   T H A T :

         WHEREAS, Lender is the owner and holder of a Deed of Trust, Mortgage and Security Agreement (hereinafter called the "Security Instrument"), recorded in Fairfax County, Virginia covering the real improvements thereon (hereinafter collectively called the "Mortgaged Premises") securing the payment of the promissory note in the stated principal amount of $__________ payable to the order of Lender.

         WHEREAS, Tenant is the tenant under Lease Agreement (hereinafter called the "Lease") dated _____, made by Landlord, covering certain property (hereinafter called the "Demised Premises") consisting of a part of the Mortgaged Premises; and

         WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

         1. Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the loan evidenced by the Security Instrument.

         2. Non-Disturbance. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Premises as provided in Paragraph 3, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Security Instrument.

         3. Attornment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure of other proceedings brought to enforce the Security Instrument of the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender or other purchaser of the Mortgaged Premises, who shall succeed to the rights and duties of Landlord, and Tenant shall attorn to Lender or such purchaser, as the case be, upon such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder (s) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary to or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

         4. Obligations and Remedies. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender of other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of agreement contained in the Lease that Tenant might have had under the Least against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided however, that Lender or such purchaser shall not be liable or bound to Tenant:

         (a) for any act or omission of any prior landlord (including Landlord); provided, however, nothing contained herein shall be deemed to be waiver of Tenant's rights or remedies in the event such default is not cured by Lender or such purchaser after Lender acquires the Mortgaged Premises, or

         (b) for any offsets or defenses which the Tenant might be entitled to assert against Landlord arising prior to the date Lender takes possession of Landlord's interest in the Lease or becomes a mortgagee in possession, subject to Tenant's continued right of offset for any default by Landlord which remains uncured provided notice of such default has been provided to Lender in accordance with the provisions this Agreement; or

         (c) for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

         (d) by any amendment or modification of the Lease made without Lender's consent which would either reduce the rent payment under the Lease, reduce the term of the Lease or impose financial obligations on Landlord not currently existing under the Lease; or

         (e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

         (f) for any portion of the Tenant Allowance ( as such term is defined in the Lease) previously disbursed to Landlord by Lender pursuant to the Construction Loan Agreement executed by and between Landlord and Lender; or

         (g) for the construction of any improvements required of Landlord under the Lease in the event Lender or such purchaser acquires title to the Mortgaged Premises prior to full completion and acceptance by Tenant of improvements required under the Lease, provided, however, such lack of liability on the part of the Lender or such purchaser pursuant to this subparagraph shall not affect Tenant's rights described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement, and if Lender or such purchaser elects not to complete or perform such construction after acquiring title to the Mortgaged Premises, and Tenant has complied with the notice and cure periods provided for in the Lease as contemplated above, Tenant shall have the right at any time thereafter but prior to the date Lender or such purchaser recommences such construction and pursues same with all due diligence, to terminate this Lease by written notice of termination to Lender or such purchaser; or

         (h) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligations to pay; or

         (i) by any provision of the Lease restricting use of other properties owned by Lender, as landlord; or

         (j) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person's or entity's period of ownership, and such liability shall terminate upon the transfer by such person or entity of its interest in the Lease and Mortgaged Premises.

         5. No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond and period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

         6. Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by Tenant to Landlord under the Lease.

         7. Representations by Tenant. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, bringing and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

         8. Rent Payment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord of other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

         9. Notice of Security Instrument. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security

Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

         10. Landlord Defaults. Tenant agrees with Lender that effective as the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord shall not constitute notice to Lender.

         11. Liability of Lender. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Mortgaged Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by the Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord or of its partners, officers, beneficiaries, co-tenants, shareholders, or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. The term "Landlord" as used herein shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in the Lease, which term shall include Lender in the event Lender acquires title to the mortgaged Premises. Further, in the event of any transfer by the Landlord of Landlord's interest in this Lease, Landlord (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals ( as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord's interest.

         12. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) telegram, addressed as follows:

         To Lender:                       ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          Attention:  __________________________


         To Tenant:                       ______________________________________
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein, or in the case of telegram, upon receipt.

         13. No Amendment Assignment or Subletting of Lease. Lender and Tenant agree that Tenant's interest in and obligations under the Lease shall not be altered or modified without the prior written consent of Lender. Lender and Tenant also agree that Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof without the prior written consent of Lender in any situation where Landlord's consent to any such action required under the Lease (provided such consent by Lender shall be subject to the same time frame and substantive standard of review as is applicable to Landlord under the terms of the Lease).

         14. No Termination of Lease. Tenant agrees that during the term of this Agreement, Tenant will not enter into consensual termination of the Lease with Landlord without prior written consent of Lender.

         15. Modification. This Agreement may not be modified orally or in any manner other than by an Agreement in writing signed by the parties hereto or their respective successors in interest.

         16. Successors of Lender . The term "Lender" as used throughout this Agreement includes any successor of assign of Lender and any holder (s) of any interest in the indebtedness secured by the Security Instrument.

         17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon parties hereto, their successors and assigns, and any purchasers at foreclosure of the Mortgaged Premises, and their respective successors and assigns.

         18. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         19. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

         20. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Premises is located and the law of the United States applicable to transactions within such state.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written


                                 ----------------------------------------------,
                                  a _______________________


                                 By: _________________________________
                                 Name:________________________________
                                 Title:_______________________________
                                                                       LENDER


                                 -----------------------------------------------


                                 By: _________________________________
                                 Name:________________________________
                                 Title:_______________________________
                                                                       TENANT

                                 FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company

                                 By: CRIMSON PARTNERS, L.C., a Virginia limited
                                     liability company


                                 By:                                      (SEAL)
                                    ---------------------------------------
                                 Name:  R. Kevin Dougherty
                                 Title: Managing Member
                                 Date: _________________________________________

                                                                        LANDLORD

                              CONSENT OF GUARANTOR




         ___________________________________________________________ as the
Guarantor of Tenant's obligations under the Lease, joins in the execution hereof to evidence its consent to the provisions above its agreement that, so long as Tenant shall be required to attorn to Lender or any other party pursuant to the provisions above, the Guaranty of the Lease shall survive and continue in favor of the party to whom Tenant must attorn.






                              --------------------------------------------------
                                                  GUARANTOR

                                   EXHIBIT F

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT ("Guaranty") is given as of the 8th day of May, 1998, by NATIONAL INSURANCE GROUP, a California corporation having an address at 395 Oyster Point, Suite 500, South San Francisco, CA 94080 ("Guarantor"), for the benefit of FCP-DULLES BUSINESS PARK I, L.C., a Virginia limited liability company ("Landlord") having an address at c/o Crimson Partners, L.C., 455 Spring Park Place, Suite 100, Herndon, Virginia 22070, Attn: R. Kevin Dougherty, with respect to certain obligations of PINNACLE REAL ESTATE TAX SERVICES, INC., a Delaware corporation ("Tenant").

                                    RECITALS

         Pursuant to that certain Deed of Lease dated as of May 8, 1998, by and between Landlord and Tenant (the "Lease", such term to include all extensions, renewals, amendments and modifications thereof and substitutions therefor), Tenant has leased from Landlord certain premises consisting of approximately 33,322 square feet of space located in the Wright I Building, Dulles Business Park, Suite 200, 14026 Thunderbolt Place, Chantilly, Virginia 22021 (the "Leased Premises"). Landlord is willing to enter into the Lease only if Guarantor gives the Guaranty provided in this Guaranty Agreement. Guarantor is willing to enter into this Guaranty Agreement so as to induce Landlord to enter into the Lease.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound hereby, gives the following Guaranty and indemnification to and for the benefit of Landlord.

                  Section 1. Guaranty. Except as, and solely to the extent, limited by Section 32, below, the Guarantor guaranties the timely, complete, continuous, and strict performance and observance by the Tenant of any and all of the terms, covenants, agreements, and conditions contained in the Lease, both monetary and non-monetary, and any existing or future documents, instruments, agreements, and writings of every kind, nature, type, and variety which evidence, reflect, embody, or secure the Lease, and all amendments, modifications, and restatements thereof. The Guarantor hereby holds harmless and indemnifies Landlord from and against any and all costs, claims, loss and expenses, including attorneys' fees, incurred by Landlord as a result of a failure by the Tenant or the Guarantor to satisfy the obligations imposed by the Lease and/or this Guaranty. As used in this Guaranty, the term "Obligations" shall refer to all obligations which the Guarantor has undertaken and assumed pursuant to this Guaranty, both as described in this Section and in other Sections of this Guaranty.

                  Section 2. Nature Of Guaranty. This Guaranty: (a) is (i) irrevocable, and (ii) one of payment and not just collection; and (b) makes the Guarantor a surety to Landlord with respect to the Obligations.

                  Section 3. Representations And Warranties Of Guarantor. The Guarantor represents and warrants to Landlord that: (a) Guarantor is a validly constituted corporation, created and existing under the laws of the State of California, and has duly filed of public record all necessary certificates, filings and consents to service of process required under all applicable laws;
(b) Guarantor has the full power to own its properties, to conduct its affairs, to incur the Obligations and to enter into this Guaranty; (c) the execution and delivery by the Guarantor of this Guaranty is in full accord with all of the applicable provisions and requisites of the Guarantor's certificate of incorporation and bylaws, and no consent of any party is necessary as a prerequisite to the execution of this Guaranty Agreement by, and the enforcement of this Guaranty Agreement against, Guarantor; and (d) the entering into and performance of its obligations hereunder by Guarantor, including the Obligations, is not in contravention with and will not constitute a default under any agreement, indenture, credit agreement or other instrument to which Guarantor is a party or to which it or its property is or may be bound.

                  Section 4. Landlord Need Not Pursue Other Rights. Landlord shall be under no obligation to pursue Landlord's rights under the Lease against the Tenant before pursuing Landlord's rights against the Guarantor. Specifically (but not by way of limitation), Guarantor waives the benefits of the provisions of Sections 49-25 and 49-26 of the Code of Virginia.

                  Section 5. Certain Rights Of Landlord. The Guarantor hereby assents to any and all terms and agreements between Landlord and the Tenant as contained in the Lease, and all amendments and modifications thereof, whether presently existing or hereafter made and whether oral or in writing. Landlord may, without compromising, impairing, diminishing, or in any way releasing the Guarantor from the Obligations and, without notifying or obtaining the prior approval of the Guarantor, at any time or from time to time: (a) waive or excuse a default by the Tenant, or delay in the exercise by Landlord of any or all of Landlord's rights or remedies under the Lease with respect to such default or defaults; (b) grant extensions of time for payment or performance by the Tenant;
(c) release, substitute, exchange, surrender, or add collateral of the Tenant or waive, release, or subordinate, in whole or in part, any lien or security interest held by Landlord on any real or personal property securing payment or performance, in whole or in part, of the obligations of the Tenant to Landlord; and (d) modify, change, renew, extend, or amend in any respect, the Lease, or any document, instrument, or writing embodying or reflecting the same.

                  Section 6. Waivers By Guarantor. Except as provided in this
Section 6, below, Guarantor waives: (a) any and all notices whatsoever with respect to this Guaranty or with respect to any of the obligations of the Tenant to Landlord, including, but not limited to, notice of (i) Landlord's acceptance hereof or Landlord's intention to act, or Landlord's action, in reliance hereon,
(ii) the present existence or future incurring of any of the obligations of the Tenant to Landlord or any terms or amounts thereof or any change therein, (iii) any default by the Tenant or any surety, pledgor, grantor of security, or any person who has guarantied or secured in whole or in part the obligations of the Tenant to Landlord, and (iv) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of the Tenant to Landlord; (b) presentment and demand for payment of any sum due from the Tenant and protest of nonpayment; and (c) demand for performance by the Tenant. The foregoing notwithstanding, Guarantor does not waive its right to receive notice of Tenant's default as and to the extent required pursuant to
Section 22.1 of the Lease.

                  Section 7. Subrogation Rights. Landlord shall have no duty or obligation to Guarantor under the Lease or otherwise to take any action (or not to fail to take any action) in order to preserve any right of subrogation Guarantor might otherwise have against Tenant under applicable law by virtue of Guarantor's performance of Tenant's Lease obligations under this Guaranty.

                  Section 8. Unenforceability Of Obligations Of Tenant. This Guaranty shall be valid, binding, and enforceable even if the obligations of the Tenant to Landlord which are guarantied hereby are now or hereafter become invalid or unenforceable for any reason, including by adjudication under the United States Bankruptcy Code.

                  Section 9. No Conditions Precedent. This Guaranty shall be effective and enforceable immediately upon its execution. The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of its execution and that the effectiveness and enforceability of this Guaranty is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty.

                  Section 10. No Duty To Disclose. Landlord shall have no present or future duty or obligation to discover or to disclose to the Guarantor information, financial or otherwise, concerning the Tenant, any other guarantor, or any collateral securing either the obligations of the Tenant to Landlord or of any other person who may have guarantied in whole or in part the obligations of the Tenant to Landlord. The Guarantor waives any right to claim or assert any such duty or obligation on the part of Landlord.

                  Section 11. Existing Or Future Guaranties. The execution of this Guaranty Agreement shall not discharge, terminate or in any way impair or adversely affect the validity or enforceability of any other guaranty given by the Guarantor to Landlord, even if such other guaranty pertains to the obligations of the Guarantor with respect to the Lease. Nor shall the execution of any future guaranty by the Guarantor in favor of Landlord or any of its members individually discharge, terminate, or in any way impair or adversely affect the validity or enforceability of this Guaranty. All guaranties given by the Guarantor to Landlord shall be cumulative and shall remain in full force and effect until discharged and terminated in accordance with their provisions, upon satisfaction of all the guarantied obligations.

                  Section 12. Cumulative Liability. The liability of the Guarantor under this Guaranty shall be cumulative to, and not in lieu of, the Guarantor's liability under any other document or instrument by and between Guarantor and Landlord or any of its members individually.

                  Section 13. Obligations Are Unconditional. The Obligations are the absolute and unconditional duty and obligation of the Guarantor, and shall be independent of any defense or any rights of setoff, recoupment or counterclaim which the Guarantor might otherwise have against Landlord, and the Guarantor shall pay and perform these Obligations free of any deductions and without abatement, diminution or setoff; provided, however that notwithstanding anything to the contrary herein contained, the Guarantor's obligation hereunder in respect of the Lease shall not be greater than those of the Tenant, plus the cost of Landlord's enforcement hereunder. Until such time as the Obligations have been fully paid and performed, the Guarantor: (a) shall not suspend or discontinue any payments provided for herein; (b) shall perform and observe all of the covenants and agreements contained in this Guaranty; and (c) shall not terminate or attempt to terminate this Guaranty for any reason. No delay by Landlord in making demand on the Guarantor for satisfaction of the Obligations shall prejudice or in any way impair Landlord's ability to enforce this Guaranty.

                  Section 14. Expenses Of Collection And Attorneys' Fees. Should this Guaranty be referred to an attorney for collection, the Guarantor shall pay all of the holder's reasonable costs, fees and expenses resulting from such referral, including reasonable attorneys' fees, which the holder may incur, even though judgment has not been confessed or suit has not been filed. Guarantor's liability under this Section 14 be in addition to, and shall apply without regard to, any limitation on the Guarantor's liability set forth in Section 32, below,

                  Section 15. Enforcement During Bankruptcy. Enforcement of this Guaranty shall not be stayed or in any way delayed as a result of the filing of a petition under the United States Bankruptcy Code, as amended, by or against the Tenant.

                  Section 16. Remedies Cumulative. All of Landlord's rights and remedies shall be cumulative and any failure of Landlord to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

                  Section 17. Discharge Of Guaranty. This Guaranty shall not be discharged and the Guarantor shall not be released from liability until all Obligations have been satisfied in full and the satisfaction of such Obligations is not subject to challenge or contest. If all or any portion of such Obligations are satisfied and Landlord is required for any reason to pay to any person the sums used to satisfy such Obligations, such Obligations shall remain in effect and enforceable to the extent thereof.

                  Section 18. Subordination Of Certain Indebtedness. If the Guarantor advances any sums to the Tenant or its successors or assigns or if the Tenant or its successors or assigns shall become indebted to the Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to Landlord by the Tenant.

                  Section 19. Renewals, Extensions Etc. This Guaranty shall apply to all sums now or hereafter owed by the Tenant to Landlord pursuant to the Lease, and to all extensions, modifications, amendments, renewals, substitutions, and expansions of the Lease.

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                  Section 20. Choice Of Law. The laws of the Commonwealth of
Virginia (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Guaranty and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Guaranty and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Guaranty or which occurred or were to occur as a direct or indirect result of this Guaranty having been executed.

                  Section 21. Consent To Jurisdiction; Agreement As To Venue. The Guarantor irrevocably consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia and of any division of the United States District Court for Eastern District of Virginia, if a basis for federal jurisdiction exists. The Guarantor agrees that venue shall be proper in any court of the Commonwealth of Virginia selected by Landlord or in the United States District Court for the Eastern District of Virginia, if a basis for federal jurisdiction exists.

                  Section 22. Invalidity Of Any Part. If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

                  Section 23. Amendment Or Waiver. This Guaranty may be amended only by a writing duly executed by the Guarantor and Landlord. No waiver by Landlord of any of the provisions of this Guaranty or any of the rights or remedies of Landlord with respect hereto shall be considered effective or enforceable unless in writing.

                  Section 24. Notices. All notices, requests and demands upon the respective parties hereto shall be given by hand delivery, by recognized overnight courier, or by United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as set forth in the Lease, or to such other address as either party may furnish in writing to the other for such purpose. Such notices shall be deemed to have been given or made upon the earlier to occur of actual receipt or refusal of delivery by the intended recipient.

                  Section 25. Binding Nature. This Guaranty shall inure to the benefit of and be enforceable by Landlord and Landlord's successors, assigns and any other person to whom Landlord may grant an interest in the Obligations, including any assignee or designee of the landlord's interest under the Lease, and shall be binding upon and enforceable against the Guarantor and the Guarantor's successors and assigns.

                  Section 26. Final Agreement. This Guaranty contains the final and entire agreement between Landlord and the Guarantor with respect to the Obligations. There are no separate oral or written understandings between Landlord and the Guarantor with respect thereto.

                  Section 27. Tense, Gender, Defined Terms, Captions. As used herein, the plural includes the singular, and the singular includes the plural. The use of any gender applies to any other gender. All captions are for the purpose of convenience only.

                  Section 28. Seal And Effective Date. This Guaranty is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution.

                  Section 29. Waiver Of Trial By Jury. The Guarantor hereby agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Guaranty or which in any way relates, directly or indirectly, to this Guaranty or any event, transaction, or occurrence arising out of or in any way connected with this Guaranty, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. Guarantor HEREBY EXPRESSLY

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WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The
Guarantor acknowledges and agrees that this Section is a specific and material aspect of this Guaranty and that Landlord would not accept this Guaranty if this waiver of jury trial Section were not a part of this Guaranty.

                  Section 30. Defenses Against Tenant. The Guarantor waives any right to assert against Landlord any defense (whether legal or equitable), claim, counterclaim, or right of setoff or recoupment which the Guarantor may now or hereafter have against the Tenant.

                  Section 31. Continuing Guaranty. This Guaranty is a continuing Guaranty of all existing and future obligations of the Tenant to Landlord in connection with the Lease, and may not at any time be terminated by the Guarantor. This Guaranty may be terminated only in writing by Landlord and upon such terms and conditions as Landlord may impose. The foregoing provisions of this Section 31 shall not affect any limitations upon this Guaranty or upon the obligations of Guarantor which are set forth in Section 32, below. The foregoing provisions of this Section 31 to the contrary notwithstanding, in the event of any permitted assignment of the Lease under circumstances where the assignee (or any entity guarantying the Lease as part of such assignment transaction pursuant to a Guaranty in favor of Landlord which is substantially identical to this Guaranty and which is executed and delivered to Landlord as of the effective date of such permitted assignment) has a tangible net worth as of the effective date of such permitted assignment which equals or exceeds the greater of (i) the tangible net worth of Guarantor as of the date of execution of this Guaranty, or
(ii) the tangible net worth of Guarantor as of the effective date of such permitted assignment, then Guarantor shall be released from its obligations under this Guaranty to the extent the same have been assumed in writing or by operation of law by such assignee or new guarantor.

                  Section 32. Limitation of Guarantor's Liability. (a) Subject
(i) to Section 32(b), below, and (ii) any amounts for which Guarantor is liable under Section 14, above, but notwithstanding any other provision of this Guaranty to the contrary, Guarantor's monetary liability to Landlord under this Guaranty shall initially be limited to an amount (the "Limit of Guarantor's Liability") equal to one hundred percent (100%) of the "Total Lease-Up Cost" (as such term is hereinafter defined). In addition, provided Tenant has not committed an "Event of Default" as defined in the Lease which is then continuing (or any action or omission which, with the giving of notice or the passage of time, or both, would constitute an Event of Default by Tenant under the Lease), then as of the first day of each Lease Year, the Limit of Guarantor's Liability shall equal (and, as applicable, be reduced to) that percentage of the Total Lease-Up Cost as is set forth in the following schedule:


                                        Percentage of Total Lease-Up Cost
                 Lease Year              as to which Guarantor's Liability
                                              Hereunder is Limited

                     1                                100%
                     2                                 90%
                     3                                 80%
                     4                                 70%
                     5                                 60%
                     6                                 50%
                     7                                 40%
                     8                                 30%
                     9                                 20%
                    10                                 10%
                 Renewal Term                      No Liability

The "Total Lease-Up Cost" shall mean the sum of (i) the Improvement Allowance paid by Landlord pursuant to Exhibit B, (ii) any Excess Costs funded by Landlord pursuant to Exhibit B, and (iii) the total aggregate amount of leasing commissions paid by Landlord in respect of this Lease to Landlord's Broker and to Tenant's Broker. By way of hypothetical example, and not of limitation, if the Total Lease-Up Cost equals One Million Three Hundred

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Thousand Dollars ($1,300,000), then the Limit of Guarantor's Liability during the fourth (4th) Lease Year shall be Nine Hundred Ten Thousand Dollars
($910,000).

         (b) Notwithstanding Section 32(a), above, to the contrary, Guarantor agrees that (i) during the continuation of any failure by Tenant to provide any of the financial statements described in Section 28.4(b) of the Lease, and/or
(ii) in the event any financial information certified as true and correct by Guarantor and provided by Tenant to Landlord under Section 28.4(b) of the Lease is materially inaccurate or incomplete, the Limitation of Guarantor's Liability shall cease to be applicable, and Guarantor's liability to Landlord pursuant to this Guaranty shall not be limited, as if Section 32(a) were no longer a part of this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty under seal as of the date first above written (notwithstanding the actual date of execution and delivery hereof).


ATTEST/WITNESS:               GUARANTOR:

                              NATIONAL INSURANCE GROUP, a California corporation


____________________          By: _______________________________(SEAL)
(Corporate Seal)                  Greg Saunders, Chief Financial Officer




                                 ACKNOWLEDGMENT

STATE OF ___________________________________:
                                            : TO WIT:
CITY/COUNTY OF _________________:

         I HEREBY CERTIFY that on this _____ day of May, 1998 before me, the undersigned Notary Public of the aforesaid jurisdiction, personally appeared Greg Saunders, who acknowledged himself to be the Chief Financial Officer of National Insurance Group, a California corporation, who, being authorized so to do, executed the foregoing Guaranty for the purposes therein contained by signing the name of said corporation, by himself, as such Chief Financial Officer.

         WITNESS MY Hand and Notarial Seal.


                                      ____________________________________(SEAL)
                                      NOTARY PUBLIC
My Commission expires:
[Seal]




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